As filed with the Securities and Exchange Commission on November 5, 2003

Registration No. 333-109527

Securities and Exchange Commission
Washington, D.C. 20549

Form N-14

Registration Statement under the Securities Act of 1933  /X/

Pre-Effective Amendment No.  /1/

Post-effective Amendment No.  /  /

Integrity Managed Portfolios
(Exact Name of Registrant as Specified in Charter)

1 North Main
Minot, North Dakota  58703
(Address of Principal Executive Offices)

(701) 852-5292
(Registrant's Telephone Number)

Robert E. Walstad                        Mark J. Kneedy                   Dana Lukens
Integrity Mutual Funds, Inc.             Chapman and Cutler LLP           Forum Funds
1 North Main                             111 West Monroe Street           Two Portland Square
Minot, North Dakota 58703                Chicago, Illinois 60603          Portland, Maine  04101
(Name and Address of Agent               (with a copy to the above)       (with a copy to the above)
    for Service)

As soon as practicable after the Registration Statement becomes effective under the Securities Act of 1933.

(Approximate Date of Proposed Public Offering)

The title of shares being registered is shares of beneficial interest of the New Hampshire Municipal Fund and the Maine Municipal Fund, each series of the Integrity Managed Portfolios (formerly known as the Ranson Managed PortfolioS). No filing fee is due in reliance on Section 24(f) of the Investment Company Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.



                     IMPORTANT NOTICE: PLEASE COMPLETE THE
           ENCLOSED PROXY BALLOT AND RETURN IT AS SOON AS POSSIBLE.

                                  FORUM FUNDS
                             Two Portland Square
                            Portland, Maine 04101

                              November 6, 2003

Dear Valued Shareholder:

   Enclosed is a Notice of Special Meeting of Shareholders of Maine TaxSaver Bond Fund ("Forum ME Fund") and New Hampshire TaxSaver Bond Fund ("Forum NH Fund") (each a "Forum Series"), each a series of Forum Funds ("Forum"), to be held at 10:00 a.m. on December 15, 2003 at the offices of Forum Financial Group, LLC, Two Portland Square, Fourth Floor Conference Room, Portland, Maine 04101.

   At the meeting, you will be asked to approve an Agreement and Plan of Reorganization between Forum, on behalf of each Forum Series, and Integrity Managed Portfolios ("Integrity"), another registered investment company, on behalf of its series, Maine Municipal Fund ("Integrity ME Fund") and New Hampshire Municipal Fund ("Integrity NH Fund") (the "Plan"). Under the Plan, each of Forum ME Fund and Forum NH Fund will transfer its assets to Integrity ME Fund and Integrity NH Fund, respectively (each an "Integrity Series"), in exchange solely for shares of that corresponding Integrity Series and the corresponding Integrity Series' assumption of the applicable Forum Series' liabilities. The Plan further provides that each Forum Series will then distribute the shares received from the corresponding Integrity Series proportionately to its shareholders and then terminate. Prior to each Forum Series' transfer of its assets to the corresponding Integrity Series, the Integrity Series will not have made a public offering of its shares and will have only nominal assets.

   The Board of Trustees of Forum (the "Forum Board") unanimously approved the Plan. In evaluating the Plan with respect to the Forum Series in which you invest, please note that:

   1. Each Forum Series and the corresponding Integrity Series pursue the same investment objective and have similar investment strategies and policies.

   2. Each Forum Series and the corresponding Integrity Series will have similar portfolio holdings.

   3. The Management fee for the Integrity Series is higher than the Management fee for the Forum Series, however, the projected gross annual operating expenses of each Integrity Series, expressed as a percentage of fund assets, are expected to be less than those of the corresponding Forum Series. Pursuant to contractual fee waivers and expense reimbursements, the net expenses of each Integrity Series and the corresponding Forum Series will be the same through July 31, 2004, 0.95% of that series' average daily net assets (excluding taxes, interest, portfolio transaction expenses and extraordinary expenses). On August 1, 2004, the contractual fee waiver agreement with respect to each Forum Series will terminate while the contractual fee waiver agreement with respect to each Integrity Series will continue through December 20, 2004. Notwithstanding the foregoing, each Integrity Series assesses a higher sales load than its corresponding Forum Series.

   4. The Plan includes provisions intended to avoid dilution of the interests of the shareholders of each Forum Series. Under the Plan, each Forum Series' shareholder will receive shares of the corresponding Integrity Series equal in value to the shareholder's share of the net assets of the Forum Series held.

   5. The transactions contemplated under the Plan with respect to each Forum Series and Integrity Series are tax-free in nature.

   Shareholders are being asked to approve the Plan only with respect to the Forum Series in which they own shares. The approval of the Plan by the shareholders of one Forum Series is not contingent on the approval of the Plan by the shareholders of the other Forum Series. If shareholders of a Forum Series approve the Plan, that Forum Series will reorganize into the corresponding Integrity Series regardless of whether shareholders of the other Forum Series vote to approve the Plan.

   The Forum Board believes that the Plan is important and recommends that you read the enclosed materials carefully and then vote FOR the Plan with respect to the Forum Series in which you invest.

   Please refer to the enclosed proxy card for instructions on how to cast your vote.

   Forum Financial Group, LLC and/or its affiliates (collectively, "FFG") have agreed to pay the expenses incurred by each Forum Series in connection with the transactions contemplated by the Plan. FFG currently provides investment advisory, distribution, administrative, transfer agency, fund accounting, and custody services to each Forum Series. Integrity Mutual Funds, Inc. and/or its affiliates (collectively, "Integrity Inc.") have agreed to pay the expenses incurred by each Integrity Series in connection with the transactions contemplated by the Plan. Integrity Inc. provides investment advisory, distribution, administrative, transfer agency, and fund accounting services to each Integrity Series.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

   IF YOU HAVE ANY QUESTIONS CONCERNING THE ENCLOSED PROXY STATEMENT/PROSPECTUS OR THE PROCEDURES TO BE FOLLOWED TO EXECUTE AND DELIVER A PROXY, PLEASE CONTACT FORUM SHAREHOLDER SERVICES, LLC AT 1-800-943-6786.

                                               Very truly yours,



                                               David I. Goldstein
                                               President
                                               Forum Funds

                              FORUM FUNDS

                       MAINE TAXSAVER BOND FUND
                   NEW HAMPSHIRE TAXSAVER BOND FUND

                         Two Portland Square
                        Portland, Maine 04101


                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          DECEMBER 15, 2003


To the Shareholders:

   A Special Meeting of Shareholders of Maine TaxSaver Bond Fund ("Forum ME Fund") and New Hampshire TaxSaver Bond Fund ("Forum NH Fund"), each a series of Forum Funds ("Forum"), will be held at the offices of Forum Financial Group, LLC, Two Portland Square, Fourth Floor Conference Room, Portland, Maine 04101, on December 15, 2003 at 10:00 a.m., Eastern Time, to consider the following:

   (1) A proposal to approve the Agreement and Plan of Reorganization between Forum, on behalf of Forum ME Fund and Forum NH Fund (each a "Forum Series") and Integrity Managed Portfolios ("Integrity"), another registered investment company, on behalf of its series, Maine Municipal Fund ("Integrity ME Fund") and New Hampshire Municipal
         Fund ("Integrity NH Fund") (the "Plan"). Under the Plan, each of Forum ME Fund and Forum NH Fund will transfer all of its assets to Integrity ME Fund and Integrity NH Fund (each an "Integrity Series"), respectively, in exchange solely for shares of that corresponding Integrity Series and the corresponding Integrity Series' assumption of the applicable Forum Series' liabilities. The Plan further provides that each Forum Series will then distribute the shares received from the corresponding Integrity Series proportionately to its shareholders and terminate; and

   (2)   Any other business that properly comes before the meeting.

   The approval of the Plan by shareholders of one Forum Series is not contingent on the approval of the Plan by the shareholders of the other Forum Series. If shareholders of a Forum Series approve the Plan, that Forum Series will reorganize into the corresponding Integrity Series regardless of whether shareholders of the other Forum Series vote to approve the Plan.

   Enclosed with this notice is a Proxy Statement/Prospectus, which includes information relevant to the proposed transactions. A form of the Plan is attached as Exhibit A to the Proxy Statement/Prospectus.

   Shareholders of record of each Forum Series as of the close of business on October 27, 2003 are entitled to vote at the meeting and at any postponement or adjournment thereof. This notice and related Proxy Statement/Prospectus are first being mailed to shareholders of each Forum Series on or about November 11, 2003. This Proxy is being solicited by Forum's Board of Trustees.

           WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

   IF YOU HAVE ANY QUESTIONS CONCERNING THE ENCLOSED PROXY STATEMENT/PROSPECTUS OR THE PROCEDURES TO BE FOLLOWED TO EXECUTE AND DELIVER A PROXY, PLEASE
CONTACT FORUM SHAREHOLDER SERVICES, LLC AT (800) 943-6786.


                                           By Order of the Board of Trustees,



                                           -----------------------------------
                                           Leslie K. Klenk
                                           Secretary
                                           Forum Funds





             YOUR VOTE IS VERY IMPORTANT TO US REGARDLESS OF THE
             NUMBER OF SHARES THAT YOU OWNED ON THE RECORD DATE.

                        PROXY STATEMENT/PROSPECTUS

                            November 6, 2003

                        Acquisition of the Assets of

                  MAINE TAXSAVER BOND FUND ("FORUM ME FUND")
               NEW HAMPSHIRE TAXSAVER BOND FUND ("FORUM NH FUND")

                            each a series of

                              Forum Funds
                          Two Portland Square
                         Portland, Maine 04101
                             (800) 943-6786

                        By and In Exchange for
                    Shares of Beneficial Interest of

                MAINE MUNICIPAL FUND ("INTEGRITY ME FUND")
             NEW HAMPSHIRE MUNICIPAL FUND ("INTEGRITY NH FUND")

                           each a series of

                     INTEGRITY MANAGED PORTFOLIOS
                             1 North Main
                      Minot, North Dakota 58703
                           (800) 276-1262

   At a meeting on June 4, 2003, and continued on July 7, 2003, the Board of Trustees of the Forum Funds (the "Forum Board"), an open-end investment company registered under the Investment Company Act of 1940, as amended
("1940 Act"), unanimously approved the Agreement and Plan of Reorganization between Forum Funds ("Forum"), on behalf of its municipal bond series, Forum
ME Fund and Forum NH Fund, and Integrity Managed Portfolios (formerly known as Ranson Managed Portfolios)("Integrity"), another registered open-end investment company, on behalf of its municipal bond series, Integrity ME Fund and Integrity NH Fund (the "Plan").

   Under the Plan, each of Forum ME Fund and Forum NH Fund (each a "Forum Series") will transfer its assets to Integrity ME Fund and Integrity NH Fund, respectively (each an "Integrity Series"), in exchange solely for shares of that corresponding Integrity Series and the corresponding Integrity Series' assumption of the applicable Forum Series' liabilities. The Plan further provides that each Forum Series will then distribute the shares received from the Integrity Series proportionately to its shareholders and then terminate. Prior to each Forum Series' transfer of its assets to the corresponding Integrity Series under the Plan, the Integrity Series will not have made a public offering of its shares and will have only nominal assets.

   Please read the Proxy Statement/Prospectus carefully and retain it for future reference. This Proxy Statement/Prospectus sets forth concisely the information that you should know before investing in an Integrity Series. A Statement of Additional Information dated November 6, 2003, containing additional information about the Plan and the transactions contemplated thereunder, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into, and is legally part of, this Proxy Statement/Prospectus. The Statement of Additional Information to this Proxy Statement/Prospectus is available upon request, without charge, by writing or calling:

                    Integrity Managed Portfolios
                          1 North Main
                     Minot, North Dakota 58703
                         (800) 276-1262

   A copy of the Prospectus dated October 31, 2003 for the corresponding Integrity Series of the Forum Series in which you invest, accompanies this Proxy Statement/Prospectus and is incorporated by reference into, and is legally part of, this Proxy Statement/Prospectus. A copy of the Statement of Additional Information dated October 31, 2003 for the corresponding Integrity Series is incorporated by reference into, and is legally part of, this Proxy Statement/Prospectus and is available upon request, without charge, by writing or calling:

                    Integrity Managed Portfolios
                          1 North Main
                     Minot, North Dakota 58703
                         (800) 276-1262


   A copy of the Prospectus dated August 1, 2003 for each Forum Series and the related Statement of Additional Information also dated August 1, 2003 are incorporated by reference into, and are legally part of, this Proxy Statement/ Prospectus. Copies of these documents as well as the Annual Report dated March 31, 2003 for the Forum Series in which you invest are available upon request, without charge, by writing or calling:

                  Forum Shareholder Services, LLC
                         P.O. Box 446
                     Portland, Maine 04112
                        (800) 943-6786

   Shareholders may also view or obtain copies of this Proxy Statement/ Prospectus, the materials incorporated by reference herein or additional information regarding a Forum Series or Integrity Series from the SEC's Website, WWW.SEC.GOV.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN A FORUM SERIES OR AN INTEGRITY SERIES IS NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER U.S. GOVERNMENT AGENCY. AN INVESTMENT IN A FORUM SERIES OR AN INTEGRITY SERIES INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

Table of Contents
SUMMARY..................................................................6
The Proposed Agreement and Plan of Reorganization........................6
Comparison of Fees.......................................................7
Comparison of Business Structures........................................9
Comparison of Investment Objectives and Principal Investment Strategies..9
Comparison of Investment Advisory Services and Fees......................16
Comparison of Other Service Providers....................................18
Comparison of Sales Charges..............................................18
Comparison of Purchase, Redemption and Exchange Privileges...............20
Comparison of Minimum Initial/Subsequent Investment Requirements.........23
Comparison of Distribution Policies......................................23
Comparison of Distribution and Shareholder Servicing Fees................23
Comparison of Net Asset Value Calculation Procedures.....................24
Tax Matters Relating to the Reorganizations..............................25
INVESTMENT RISKS.........................................................25
General Risks............................................................25
Specific Risks...........................................................25
INFORMATION ABOUT THE PLAN...............................................28
General Description of the Plan..........................................28
Related Party Transactions...............................................29
Securities to Be Issued..................................................30
Reasons for the Reorganizations..........................................33
TAXATION.................................................................35
Tax Consequences of Distributions........................................35
Tax Consequences of the Reorganizations..................................36
PERFORMANCE..............................................................37
CAPITALIZATION...........................................................38
VOTING INFORMATION.......................................................38
Instructions for Signing Proxy Cards.....................................40
Information Regarding Shares of Each Forum Series Outstanding............40
Information Regarding Shares of Each Integrity Series Outstanding........41
ADDITIONAL INFORMATION...................................................41
Legal Matters............................................................41
Experts..................................................................41
Interested Persons.......................................................42
Information Filed with the Securities and Exchange Commission............42

EXHIBIT A:   Form of Agreement and Plan of Reorganization................A-1
EXHIBIT B:   Management's Discussion of Performance of Maine TaxSaver
             Bond Fund and New Hampshire TaxSaver Bond Fund..............B-1
EXHIBIT C:   Financial Highlights - Maine TaxSaver Bond Fund
             and New Hampshire TaxSaver Bond Fund........................C-1

                                  SUMMARY

   This section summarizes the important terms of the Plan between Forum, on behalf of each Forum Series, and Integrity, on behalf of each Integrity Series. This section also summarizes certain information regarding each Forum Series and each Integrity Series.

   The information set forth in this section is only a summary and is qualified in its entirety by the information contained elsewhere in this Proxy Statement/ Prospectus or in the documents incorporated by reference herein.

   For a detailed discussion of the topics discussed in this Summary regarding an Integrity Series, see the Integrity Series' Prospectus dated October 31, 2003 and the Statement of Additional Information to this Proxy Statement/ Prospectus dated November 6, 2003, each of which is incorporated by reference into, and is legally part of, this Proxy Statement/Prospectus. For a detailed discussion of the topics discussed in this Summary regarding a Forum Series, see the Forum Series' Prospectus dated August 1, 2003 and the Statement of Additional Information dated November 6, 2003 to this Proxy Statement/ Prospectus.

THE PROPOSED AGREEMENT AND PLAN OF REORGANIZATION

   At a meeting on June 4, 2003, and continued on July 7, 2003, the Forum Board, including the Trustees who are not "interested persons" as defined in
Section 2(a)(19) of the 1940 Act ("Independent Trustees"), unanimously voted to approve the Plan with respect to each Forum Series.

   Under the Plan, each of Forum ME Fund and Forum NH Fund will: (1) transfer its assets and liabilities to Integrity ME Fund and Integrity NH Fund, respectively, in exchange solely for shares of that corresponding Integrity Series and the corresponding Integrity Series' assumption of the applicable Forum Series' liabilities and (2) each Forum Series will then distribute the shares received from the Integrity Series proportionately to its shareholders and terminate (each a "Reorganization," collectively, the "Reorganizations"). The Reorganization of a Forum Series will occur as of the Closing Date (as defined in the Plan) or at a later date as agreed upon by the Forum Board and the Integrity Board of Trustees ("Integrity Board") and only after the Plan is approved by the shareholders of the Forum Series and all contingencies under the Plan are satisfied. You will receive, on a tax-free basis, shares of the corresponding Integrity Fund equal in value to your shares of the Forum Series that you hold as of 4:00 P.M., Eastern time, on the Closing Date (as defined in the Plan). No front-end sales loads or contingent deferred sales charges ("CDSC") will be imposed in connection with the Reorganizations.

   For the reasons set forth in the section entitled "Information about the Plan - Reasons for the Reorganizations," the Forum Board, including the Independent Trustees, unanimously approved the Plan with respect to each Forum Series, and recommends that you approve the Plan with respect to the Forum Series in which you own shares. The Forum Board considered a variety of different factors prior to approving the Plan with respect to each Forum Series including: (1) each Forum Series shareholder will receive shares of the corresponding Integrity Series equal in value to its share of the net assets of the Forum Series held; (2) the similarities of the investment objectives and policies of each Forum Series and the corresponding Integrity Series; (3) the expenses of each Forum Series and the corresponding Integrity Series; (4) the tax-free nature of the Reorganizations; (5) the fact that Forum Financial Group, LLC and/or its affiliates (collectively, "FFG") have agreed to pay the expenses incurred by each Forum Series in connection with the implementation of the Plan; (6) the fact that Forum Investment Advisors, LLC (and indirectly John Y. Keffer, Chairman of Forum and control person of Forum Investment Advisors, LLC), will receive from Integrity Mutual Funds, Inc. and/or its affiliates an amount equal to 1.00% of the Forum Series' aggregate net assets as of the business day immediately preceding the Closing Date (as defined therein) and 0.75% of the aggregate net assets of the Integrity Series as of the business day immediately preceding the first anniversary of the Closing Date; and (7) the fact that Integrity Mutual Funds, Inc. and/or its affiliates (collectively, "Integrity Inc.") have agreed to pay the expenses incurred by each Integrity Series in connection with the implementation of the Plan.

COMPARISON OF FEES

   Like all mutual funds, each Forum Series and Integrity Series (each a "Series") incurs certain expenses in its operations and, as a shareholder, you pay these expenses indirectly. The following tables compare the various fees and expenses that a shareholder incurred from an investment in each Forum Series as of the fiscal year ended March 31, 2003 and the Pro Forma estimated expenses of each corresponding Integrity Series, as of March 31, 2003, assuming the Reorganizations are approved. Actual expense information for each Integrity Series for the annual period ended March 31, 2003 is not provided as neither Integrity Series have made a public offering of its shares and each will have only nominal assets prior to the completion of the Reorganizations.

               FORUM ME FUND - INTEGRITY ME FUND

                                                              FORUM ME FUND             INTEGRITY ME FUND
SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
Maximum Sales Charge (Load) Imposed on Purchases (as a
percentage of the offering price)                               3.00%(1)                      4.25%(1)
Maximum Deferred Sales Charge (Load)                            1.00%(2)                      None
ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED            ACTUAL EXPENSES                PRO FORMA
FROM FUND ASSETS)                                                                       ESTIMATED EXPENSES
Management Fees                                                 0.40%                         0.50%
Distribution (12b-1) Fees                                       None                          0.25%
Other Expenses                                                  0.82%(3)                      0.44%(5)
Total Annual Fund Operating Expenses                            1.22%(3)                      1.19%(5)
Fee Waiver and Expense Reimbursement                           (0.27)%(4)                    (0.24)%(6)
Net Annual Fund Operating Expenses                              0.95%(4)                      0.95%(6)
-------------------

(1) Investors may qualify for a lower sales charge. See "Summary - Comparison of Sales Charges." SHAREHOLDERS WILL NOT PAY ANY SALES LOAD ON THE REDEMPTION OF SHARES OF THE FORUM SERIES OR THE PURCHASE OF SHARES OF THE CORRESPONDING INTEGRITY SERIES MADE IN CONNECTION WITH THE REORGANIZATION.
(2) No initial sales charge applies on purchases of $1 million or more. A CDSC of up to 1.00% is charged on purchases of $1 million or more that are redeemed in whole or in part within twenty-four months of purchase.
(3) Based on amounts incurred during the Forum Series' fiscal year ended March 31, 2003 stated as a percentage of average daily net assets.
(4) Based on certain contractual fee waivers and expense reimbursements that may change after July 31, 2004.
(5) Based on estimated amounts had the Reorganization occurred on March 31, 2003.
(6) Based on certain contractual fee waivers and expense reimbursements that may change after December 20, 2004.

                   FORUM NH FUND - INTEGRITY NH FUND

                                                              FORUM NH FUND             INTEGRITY NH FUND
SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
Maximum Sales Charge (Load) Imposed on Purchases (as a
percentage of the offering price)                               3.00%(1)                      4.25%(1)
Maximum Deferred Sales Charge (Load)                            1.00%(2)                      None
ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED            ACTUAL EXPENSES                PRO FORMA
FROM FUND ASSETS)                                                                       ESTIMATED EXPENSES
Management Fees                                                 0.40%                         0.50%
Distribution (12b-1) Fees                                       None                          0.25%
Other Expenses                                                  1.63%(3)                      0.75%(5)
Total Annual Fund Operating Expenses                            2.03%(3)                      1.50%(5)
Fee Waiver and Expense Reimbursement                           (1.08)%(4)                    (0.55)%(6)
Net Annual Fund Operating Expenses                              0.95%(4)                      0.95%(6)
-------------------

(1) Investors may qualify for a lower sales charge. See "Summary - Comparison of Sales Charges." SHAREHOLDERS WILL NOT PAY ANY SALES LOAD ON THE REDEMPTION OF SHARES OF THE FORUM SERIES OR THE PURCHASE OF SHARES OF THE CORRESPONDING INTEGRITY SERIES MADE IN CONNECTION WITH THE REORGANIZATION.
(2) No initial sales charge applies on purchases of $1 million or more. A CDSC of up to 1.00% is charged on purchases of $1 million or more that are redeemed in whole or in part within twenty-four months of purchase.
(3) Based on amounts incurred during the Forum Series' fiscal year ended March 31, 2003 stated as a percentage of average daily net assets.
(4) Based on certain contractual fee waivers and expense reimbursements that may change after July 31, 2004.
(5) Based on estimated amounts had the Reorganization occurred on March 31, 2003.
(6) Based on certain contractual fee waivers and expense reimbursements that may change after December 20, 2004.

                HYPOTHETICAL EXAMPLE OF EFFECT ON FUND EXPENSES

   The following is a hypothetical example intended to help you compare the cost of investing in each Forum Series with the costs of investing in the corresponding Integrity Series after its Reorganization. This example assumes that you invest $10,000 in a specified fund for the time periods indicated, you pay the maximum sales charge, and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% annual rate of return, that Total Annual Operating Expenses and Net Annual Operating Expenses of the specified fund remain the same as stated in the above tables and that all dividends and distributions are reinvested. Although your actual costs may be higher or lower, under these assumptions your costs would be:


                FORUM        PRO FORMA          FORUM            PRO FORMA
               ME FUND   INTEGRITY ME FUND      NH FUND       INTEGRITY NH FUND
-------------------------------------------------------------------------------
1 YEAR          $394          $541                $394              $571
-------------------------------------------------------------------------------
3 YEARS         $650          $787                $816              $879
-------------------------------------------------------------------------------
5 YEARS         $925        $1,052              $1,264            $1,209
-------------------------------------------------------------------------------
10 YEARS      $1,710        $1,807              $2,504            $2,139
-------------------------------------------------------------------------------

COMPARISON OF BUSINESS STRUCTURES

   Each Forum Series is a series of Forum, a Delaware statutory trust that is registered under the 1940 Act as an open-end, management investment company. Forum commenced operations on March 24, 1980 as a Maryland corporation and reorganized into a Delaware statutory trust on January 5, 1996. The business of Forum and each Forum Series is managed under the direction of the Forum Board. Presently, there are twenty series of Forum, including each Forum Series.

   Each Integrity Series is a series of Integrity, another registered, open-end management investment company. Integrity was organized as a Massachusetts business trust on August 10, 1990. The business of Integrity and each Integrity Series is managed under the direction of the Integrity Board. Presently, there are six series of Integrity, including each Integrity Series. Neither Integrity Series will commence operations prior to its Reorganization. Accordingly, each Integrity Series will not have made a public offering of its shares and will have only nominal assets prior to completion of the Reorganizations.

   The Forum Board and the Integrity Board formulate the general policies of each Forum Series and each Integrity Series, respectively. The Forum Board and the Integrity Board also meet periodically to review performance, investment activities and practices, and to discuss other matters relating to each Forum Series and each Integrity Series, respectively.

COMPARISON OF INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

   The investment objective of Forum ME Fund and Integrity ME Fund are the same - to seek a high level of current income exempt from both federal and Maine state income taxes (other than the alternative minimum tax ("AMT")) without assuming undue risk. The investment objective of Forum NH Fund and Integrity NH Fund are the same - to seek a high level of current income exempt from both federal income tax (other than AMT) and New Hampshire state interest and dividends tax without assuming undue risk.

   It is anticipated that each Forum Series and its corresponding Integrity Series will be similarly managed. Under normal circumstances, each Forum Series and Integrity Series invests at least 80% of the value of its net assets and borrowings in bonds, including municipal securities, the interest income from which is exempt from federal income tax and applicable state tax. Each Forum Series and Integrity Series may, however, invest up to 20% of its net assets in securities the interest income from which is subject to federal income tax or the applicable state tax. Each Forum Series may invest up to 25% of its respective total assets in municipal securities of issuers located in any one U.S. territory or possession while each Integrity Series may invest up to 30% of its respective total assets in the municipal securities of issuers located in each U.S. territory or possession (such as Puerto Rico, U.S. Virgin Islands or Guam). Generally, the weighted average maturity of each Forum Series' and Integrity Series' portfolio securities is between 5 and 15 years. Each Forum Series and Integrity Series primarily invests in investment grade municipal securities. Investment grade municipal securities are those securities rated in the top four long-term rating categories of a nationally recognized statistical rating organization ("NRSRO") (or unrated and determined to be of comparable quality by the investment adviser). Each Forum Series may also invest up to 20% of its total assets in municipal securities rated in an NRSRO's fifth highest long-term rating category (or unrated and determined by the investment adviser to be of comparable quality). As described in further detail below, each Integrity Series may invest over 25% of its total assets in municipal securities whose revenues derive from similar sources (e.g. health care revenue bonds, mortgage loans, electric energy, and university and college revenue bonds).

   KEY DIFFERENCES. The following is a summary of the primary differences in the principal investment policies of each Forum Series and its corresponding Integrity Series:

       POLICY                      FORUM SERIES                INTEGRITY SERIES                 EFFECT OF DIFFERENCE
Investments in bonds.       Each Forum Series' policy      Each Integrity Series' policy      Each Forum Series' policy
                            to invest under normal         to invest under normal             may be changed by the Forum
                            circumstances at least 80%     circumstances at least 80% of      Board after 60 days' notice to
                            of the value of its net        the value of its net assets        shareholders.  Each Integrity
                            assets and borrowings in       and borrowings in bonds, the       Series' policy may only be
                            bonds, the interest income     interest income from which         changed after approval by
                            from which is exempt from      is exempt from federal income      its shareholders.
                            federal income tax and         tax and applicable state tax,
                            applicable state tax, is       is a fundamental policy.
                            a non-fundamental policy.

Investments in non-         Each Forum Series may          Neither Integrity Series           Each Forum Series may invest in
investment grade debt       invest up to 20% of its        maintains a similar investment     non-investment grade debt
securities.                 total assets in an NRSRO's     policy and neither Integrity       securities. Accordingly, each
                            fifth highest long-term        Series currently plans to invest   Forum Series may be subject
                            rating category (or unrated    in municipal securities rated      to more credit and default
                            and determined by the          below investment grade.            risk than its corresponding
                            investment adviser to be                                          Integrity Series.
                            of comparable quality).


Investments in health       Neither Forum Series invests   Each Integrity Series may          Each Integrity Series has
care revenue bonds.         greater than 25% of its        invest greater than 25% of         greater investment flexibility,
                            total assets in health care    its total assets in health         but may have greater exposure
                            revenue bonds nor does it      care revenue bonds.                to the economic, political,
                            maintain an investment policy                                     and regulatory risks associated
                            authorizing concentration in                                      with the health care
                            such securities.                                                  industry than its corresponding
                                                                                              Forum Series.

Investments in municipal    Neither Forum Series invests   Each Integrity Series may          Each Integrity Series has
securities whose income     greater than 25% of its        invest greater than 25% of         greater investment flexibility,
is generated from           total assets in municipal      its total assets in municipal      but may have greater exposure
mortgage loans.             securities whose income is     securities whose income is         to the economic, political,
                            generated from mortgage        generated from mortgage loans.     and regulatory risks associated
                            loans nor does it maintain                                        with mortgage loans than
                            an investment policy                                              its corresponding Forum Series.
                            authorizing concentration
                            in such securities.

Investments in municipal    Neither Forum Series invests   Each Integrity Series may          Each Integrity Series has
securities of issuers       greater than 25% of its        invest greater than 25% of         greater investment flexibility,
whose revenues are          total assets in municipal      its total assets in municipal      but may have greater exposure
primarily derived from      securities of issuers whose    securities of issuers whose        to the economic, political, and
the sale of electric        revenues are primarily         revenue is primarily derived       regulatory risks associated
energy.                     derived from the sale of       from the sale of electric          with the utilities industry
                            electric energy nor does       energy.                            than its corresponding
                            it maintain an investment                                         Forum Series.
                            policy authorizing
                            concentration in such
                            securities.

Investments in              Neither Forum Series invests   Each Integrity Series may          Each Integrity Series has
university and college      greater than 25% of its        invest greater than 25% of         greater investment flexibility,
revenue bonds.              total assets in university     its total assets in                but may have greater exposure
                            and college revenue bonds      university and college             to the economic, political,
                            nor does it maintain an        revenue bonds.                     and regulatory risks associated
                            investment policy authorizing                                     with the education industry
                            concentration in such                                             than its corresponding
                            securities.                                                       Forum Series.

Investments in futures      Neither Forum Series           Each Integrity Series may          Each Integrity Series is
and options.                invests in options             purchase and sell financial        exposed to the risks
                            or futures.                    futures and related                associated with futures and
                                                           options thereon, and trade         options trading whereas the
                                                           municipal bond index futures       corresponding Forum Series
                                                           and options thereon to hedge       is not.
                                                           against anticipated interest
                                                           rate changes.

                                                           Each Integrity Series will         These risks include,
                                                           either segregate cash or           but are not limited to:
                                                           high quality, readily
                                                           marketable securities in           - the skills and techniques
                                                           its custodial account or           needed to trade these
                                                           will maintain positions            instruments are different
                                                           in portfolio securities,           from those needed to select
                                                           futures contracts, or              the securities in which each
                                                           options to cover each of           Integrity Series invests and
                                                           its futures and options            the ability of an Integrity
                                                           contracts as required by           Series to benefit from options
                                                           applicable law.                    and futures is largely
                                                                                              dependent on its investment
                                                                                              adviser's ability to use such
                                                                                              strategies successfully;

       POLICY                      FORUM SERIES                INTEGRITY SERIES                 EFFECT OF DIFFERENCE
Investments in futures                                    Neither Integrity Series            - price movements of the
and options (continued).                                  may enter into futures              futures and options may
                                                          contracts or purchase               not correlate with the price
                                                          related options if immediately      movement of the portfolio
                                                          thereafter the amount committed     securities being hedged
                                                          to initial margin plus the          thus causing a gain or
                                                          amount paid for premiums for        loss that will not be
                                                          unexpired options on futures        completely offset by
                                                          exceed 5% of the Integrity          movements in the price
                                                          Series' total assets.               of the corresponding
                                                                                              securities;

                                                                                              - losses (or gains)
                                                                                              involving futures can sometimes
                                                                                              be substantial in part because
                                                                                              a relatively small price
                                                                                              movement in a futures contract
                                                                                              may result in an immediate and
                                                                                              substantial loss (or gain) for
                                                                                              an Integrity Series;

                                                                                              - use of options may also
                                                                                              result in losses to an
                                                                                              Integrity Series, force the
                                                                                              purchase or sale of portfolio
                                                                                              securities at inopportune times
                                                                                              or for prices higher than or
                                                                                              lower than current market
                                                                                              values, limit the amount of
                                                                                              appreciation the Integrity
                                                                                              Series can realize on its
                                                                                              investments, increase the cost
                                                                                              of holding a security, and
                                                                                              reduce the returns on
                                                                                              securities, or cause the
                                                                                              Integrity Series to hold a
                                                                                              security that it might
                                                                                              otherwise sell;

                                                                                              - the lack of assurance that a
                                                                                              liquid secondary market will
                                                                                              exist for any particular
                                                                                              instrument at any particular
                                                                                              time, which, among other
                                                                                              things, may hinder an Integrity
                                                                                              Series' ability to limit
                                                                                              exposures by closing its
                                                                                              positions;

       POLICY                      FORUM SERIES                INTEGRITY SERIES                 EFFECT OF DIFFERENCE
Investments in futures                                                                        - there is no assurance that
and options (continued).                                                                      a counterparty in an over-the-
                                                                                              counter option transaction will
                                                                                              be able to perform its
                                                                                              obligations; and

                                                                                              - activities in the futures and
                                                                                              options markets may result in
                                                                                              higher portfolio turnover rates
                                                                                              and additional brokerage costs,
                                                                                              which could reduce yield or
                                                                                              return.


   TEMPORARY DEFENSIVE MEASURES. Each Forum Series may assume a temporary defensive position in response to adverse market, economic, political or other conditions ("Adverse Conditions") and may invest without limit in cash and taxable prime quality cash equivalents including U.S. Government securities (its agencies or instrumentalities), commercial paper, time deposits, bankers acceptances, certificates of deposit, corporate notes, short-term bonds, and money market mutual funds ("Money Market Instruments"). Prime quality instruments are those rated in one of the two highest short-term rating categories by an NRSRO (or unrated and determined by the investment adviser to be of comparable quality). Each Integrity Series may also assume a temporary defensive position in response to Adverse Conditions and invest in similar securities. During these periods, a Series may be unable to achieve its investment objective.

   Each Forum Series may invest up to 20% of its total assets in cash and Money Market Instruments pending investment in municipal securities and to provide flexibility in satisfying shareholder redemptions and paying expenses. Each Integrity Series may also invest up to 20% of its total assets in similar securities for similar purposes.

   KEY DIFFERENCES. In addition to the Money Market Instruments above, each Integrity Series may also invest in certain taxable obligations of the relevant state for temporary defensive or temporary liquidity purposes while neither Forum Series may invest in similar securities.

   OTHER INVESTMENT POLICIES. Each Forum Series' other investment policies are summarized in its Statement of Additional Information dated August 1, 2003, a copy of which is available upon request, without charge, by writing Forum Shareholder Services, LLC at P.O. Box 446, Portland, Maine 04112 or calling

(800) 943-6786. Each Integrity Series' other investment policies are summarized in its Statement of Additional Information dated October 31, 2003, a copy of which is available upon request, without charge, by writing Integrity Managed Portfolios at 1 North Main, Minot, North Dakota 58703 or calling
(800) 276-1262.

   KEY DIFFERENCES. The following is a summary of the primary differences in certain other investment policies of each Forum Series and its corresponding Integrity Series:

       POLICY                      FORUM SERIES                INTEGRITY SERIES                 EFFECT OF DIFFERENCE
Delayed delivery            Each Forum Series limits       Neither Integrity Series           Each Integrity Series may
securities.                 its investment in delayed      limits the percentage of           involve a greater degree
                            delivery securities to 15%     its total assets that may          of risk than its
                            of its total assets.           be used to invest in               corresponding Forum Series
                                                           securities on a delayed            in that a larger portion
                                                           delivery basis.                    of its total assets may be used
                                                                                              to purchase securities on a
                                                                                              delayed delivery basis and
                                                                                              securities purchased on such a
                                                                                              basis may decline in value
                                                                                              prior to delivery. In addition,
                                                                                              each Integrity Series may be
                                                                                              required to set aside a greater
                                                                                              amount of cash or high quality
                                                                                              liquid debt securities to
                                                                                              satisfy its larger commitment
                                                                                              to purchase securities on a
                                                                                              delayed delivery basis and thus
                                                                                              such cash and securities will
                                                                                              not be available for additional
                                                                                              investments.

Borrowing.                  Forum NH Series may not        Integrity NH Series may also       Forum NH Series does not
                            borrow money except for        not borrow money except for        have a similar 10% limitation
                            temporary or emergency         temporary or emergency             on borrowings for purposes
                            purposes and except for        purposes and except for            other than meeting redemptions.
                            entering into reverse          entering into reverse              The Forum NH Series therefore
                            repurchase agreements,         repurchase agreements,             may have more flexibility
                            provided borrowings do         provided borrowings do not         with respect to borrowings,
                            not exceed 33 1/3% of          exceed 33 1/3% of its              but may have more exposure
                            its net assets.                net assets.                        to leverage risk as a result
                                                                                              of such borrowings.
                            As a non-fundamental policy,
                            the Forum NH Series will not   As a non-fundamental policy,
                            purchase securities for        the Integrity NH Series
                            investment while any           will not purchase securities
                            borrowing equaling 10%         for investment while any
                            or more of the Fund's          borrowing equaling 10%
                            total assets is                or more of the Fund's
                            outstanding.                   total assets is outstanding
                                                           or borrow for purposes
                                                           other than meeting
                                                           redemptions in an amount
                                                           exceeding 10% of the value
                                                           of the respective Integrity
                                                           Series' total assets.

       POLICY                      FORUM SERIES                INTEGRITY SERIES                 EFFECT OF DIFFERENCE
Pledging.                   Forum NH Series does           As a non-fundamental investment    Forum NH Series may involve
                            not maintain a policy          policy, Integrity NH Series        a greater degree of risk
                            with respect to                may not pledge, mortgage or        than Integrity NH Series
                            pledging of assets.            hypothecate its assets, except     in that it may collateralize
                                                           to secure permitted                loans with portfolio securities
                                                           indebtedness.  The deposit in      and may lose those securities
                                                           escrow of securities in            if it defaults on such loans.
                                                           connection with the writing of
                                                           put and call options,
                                                           collateralized loans of
                                                           securities and collateral
                                                           arrangements with respect to
                                                           margin for futures contracts
                                                           are not deemed to be pledges
                                                           or hypothecations for this
                                                           purpose.


   THE INVESTMENT ADVISER'S PROCESS. Forum Investment Advisors, LLC ("FIA") is the investment adviser of each Forum Series while Integrity Money Management, Inc. (formerly known as ND Money Management, Inc.) ("Integrity Management") will be the investment adviser of each Integrity Series. The investment processes utilized by FIA and Integrity Management for the Forum Series and Integrity Series, respectively, are similar and are summarized below.

   FIA continuously monitors economic factors, such as interest rate outlooks, and technical factors, such as the shape of the yield curve, in combination with the stated objective of a Forum Series to determine an appropriate maturity profile for the Forum Series' investment portfolio. FIA then principally searches for municipal securities that satisfy the maturity profile requirements of a Forum Series and provide the greatest potential return relative to the risk of the security, including credit risk. FIA may sell a municipal security if:

   1. Revised economic forecasts or interest rate outlook require a repositioning of the portfolio.

   2.   The security subsequently fails to meet its investment criteria.

   3. A more attractive security is found or funds are needed for another purpose.

   4.   It believes that the security has reached its appreciation potential.

   Integrity Management will review municipal securities available for purchase and analyze economic, political, and demographic trends affecting the municipal markets. Integrity Management will then select municipal obligations for each Integrity Series based upon its assessment of a municipal security's relative value in terms of current yield, price, credit quality and future prospects. Based on the analysis of this research, Integrity Management will select those municipal obligations for each Integrity Series that it believes represent the most attractive values. Integrity Management will monitor the continued creditworthiness of each Integrity Series' municipal securities after their purchase. In deciding to sell a portfolio security, Integrity Management generally considers such factors as the bond's yield, the continued creditworthiness of the issuer and prevailing market conditions. Integrity Management may sell a portfolio security if revised economic forecasts or interest rate outlook requires a repositioning of the portfolio; the security subsequently fails to meet Integrity Management's investment criteria; a more attractive security is found or funds are needed for another purpose; or Integrity Management believes that the security has reached its appreciation potential. In periods of rapidly fluctuating interest rates, an Integrity Series' investment policy may lead to frequent changes in investments.

COMPARISON OF INVESTMENT ADVISORY SERVICES AND FEES

   FIA, the investment adviser for each Forum Series, is located at Two Portland Square, Portland, Maine 04101. FIA is a privately owned company controlled by John Y. Keffer, who is Chairman of the Forum Board. Under the Investment Advisory Agreement with Forum, FIA makes the investment decisions on behalf of each Forum Series. Les C. Berthy, Senior Portfolio Manager of FIA, has been primarily responsible for the day-to-day management of each Forum Series since its inception. Mr. Berthy has nearly 31 years of experience in the investment industry. Prior to his association with FIA in January 1991, Mr. Berthy was Managing Director and Co-Chief Executive Officer of Irwin Union Capital Corp., an affiliate of Irwin Union Bank & Trust Co.

   As compensation for its services, FIA is entitled to receive an advisory fee at an annual rate of 0.40% of each Forum Series' average daily net assets. For the fiscal year ended March 31, 2003, FIA waived a portion of its advisory fee and only received a fee equal to 0.39% of the average daily net assets of Forum ME Fund. For the same fiscal period, FIA waived its entire advisory fee for Forum NH Fund. FIA has agreed to contractually waive its fee and reimburse fund expenses in order to maintain each Forum Series' annual net expenses (excluding taxes, interest, portfolio transaction expenses and extraordinary expenses) to 0.95% or below of the average daily net assets of the Forum Series until July 31, 2004.

   Integrity Management, the investment adviser for each Integrity Series, is located at 1 North Main, Minot, North Dakota 58703. Integrity Management has been advising mutual funds since 1989 and currently has assets under management of approximately $355 million. Integrity Management is responsible for selecting and ongoing monitoring of securities in each Integrity Series' portfolio, performing certain evaluations of the funds' portfolio securities, managing the funds' business affairs and providing certain administrative services, office space, equipment and clerical services necessary for managing the Integrity Series' investments and effecting their portfolio transactions. Integrity Management is a wholly owned subsidiary of Integrity Mutual Funds, Inc., a mutual fund services company. Mr. Monte Avery, Chief Portfolio Strategist of Integrity Management, will be primarily responsible for the day-to-day management of each Integrity Series under the general supervision of Robert E. Walstad upon the commencement of operations of each Integrity Series.

   Mr. Walstad started in the securities business with PaineWebber as a retail broker in 1972. In 1977, he became branch manager with Dean Witter Reynolds and spent ten years in that capacity. In 1987, Mr. Walstad founded Integrity Mutual Funds, Inc. (formerly known as ND Holdings, Inc.), which wholly owns

Integrity Management and Ranson Capital Corporation ("Ranson"), the investment adviser and distributor, respectively, of each Integrity Series. He has been the President of Integrity Management since its inception. He has been President of Integrity, directing the management of its various series, and of Ranson since January 1996. Mr. Walstad is also President of five other mutual funds comprised of ten portfolios, collectively. Mr. Walstad is President of these other Integrity funds and supervises and directs the management of four of these portfolios.

   Mr. Avery started with PaineWebber in 1981 as a retail broker and transferred to Dean Witter in 1982. In 1988, Mr. Avery joined Bremer Bank, N.A. (Minot, N.D.) to help start its Invest Center. He transferred back to Dean Witter in 1993 and then joined Integrity Mutual Funds Inc. in 1995. Since 1995, Mr. Avery has been a co-manager of Montana Tax-Free Fund, Inc., ND Tax-Free Fund, Inc. and South Dakota Tax Free Fund, Inc. and, effective February 2000, became the sole portfolio manager of these funds. From January 1996 until September 2001 and September 2002 to present, he was also the portfolio manager for the Integrity Fund of Funds, Inc. He was also the co-portfolio manager of the other series of Integrity (the Kansas Municipal Fund, the Kansas Insured Intermediate Fund, the Nebraska Municipal Fund, and the Oklahoma Municipal Fund) since January 1996, and effective February 2000, became the sole portfolio manager of these funds.

   As compensation for its services, Integrity Management will be entitled to receive an advisory fee at an annual rate of 0.50% of each Integrity Series' average daily net assets. Integrity Management has contractually agreed to waive its fee and reimburse certain expenses in order to limit each Integrity Series' net operating expenses (excluding taxes, interest, portfolio transaction expenses, and extraordinary expenses) to 0.95% or less of the respective Integrity Series' average daily net assets for one year following the Closing Date (as that term is defined in the Plan) ("Contractual Waiver"). In addition, under the terms of the advisory agreement for each Integrity Series, Integrity Management has agreed to pay all expenses of the respective Integrity Series, including the fund's management and investment advisory fee and the fund's disbursing, administrative and accounting services fee (but excluding taxes and brokerage fees and commissions, if any) that exceed 1.25% of the fund's average daily net assets on an annual basis up to the amount of Integrity Management's advisory and management fee.

   KEY DIFFERENCE: The gross investment advisory fee to be paid by each Integrity Series is 0.10% higher than the investment advisory fee currently paid by each Forum Series. Pursuant to contractual fee waivers and expense reimbursements, the net expenses of each Integrity Series and the corresponding Forum Series will be no greater than 0.95% of that Series' average daily net assets through July 31, 2004 (excluding taxes, interest, portfolio transaction expenses and extraordinary expenses). On August 1, 2004, the contractual fee waiver agreement regarding each Forum Series will terminate while the Contractual Waiver will continue through December 20, 2004 with respect to each Integrity Series. Upon expiration of the Contractual Waiver, each Integrity Series will pay a higher investment advisory fee than the corresponding Forum Series unless Integrity Management agrees to continue such waiver either by contract or voluntarily.

COMPARISON OF OTHER SERVICE PROVIDERS

   The following FFG affiliates serve as service providers to each Forum
Series: (1) Forum Administrative Services, LLC serves as administrator; (2) Forum Fund Services, LLC ("FFS") serves as principal underwriter; (3) Forum Shareholder Services, LLC ("FSS") serves as transfer agent; (4) Forum Accounting Services, LLC serves as fund accountant; and (5) Forum Trust, LLC serves as custodian (collectively, the "Forum Companies"). Each of the Forum Companies is an indirect wholly - owned subsidiary of FFG and is controlled by John Y. Keffer, the Chairman of Forum.

   Wells Fargo Bank Minnesota, NA, Institutional Trust & Custody serves as Custodian for each Integrity Series. The following Integrity, Inc. affiliates serve as service providers to each Integrity Series: (1) Ranson Capital Corporation serves as principal underwriter and (2) Integrity Fund Services, Inc. serves as transfer agent, fund accountant and administrator.

COMPARISON OF SALES CHARGES

   An initial sales charge is assessed on purchases of shares of each Forum Series and its corresponding Integrity Series. The offering price of each Forum Series and Integrity Series includes the relevant sales charge. The differences in the sales charge schedule for each Forum Series and Integrity Series are summarized in the following charts.

                 FORUM ME FUND - FORUM NH FUND

                                       SALES CHARGE (LOAD) AS % OF:
AMOUNT OF PURCHASE                        PUBLIC          NET ASSET
                                      OFFERING PRICE        VALUE (1)
----------------------------------------------------------------------
$0 to $99,999                              3.00%              3.09%
----------------------------------------------------------------------
$100,000 to $249,999                       2.50%              2.56%
----------------------------------------------------------------------
$250,000 to $499,999                       2.00%              2.04%
----------------------------------------------------------------------
$500,000 to $999,999                       1.50%              1.52%
----------------------------------------------------------------------
$1,000,000 and up                          0.00%(2)           0.00%
----------------------------------------------------------------------
--------------

(1)   Rounded to the nearest one-hundredth percent.
(2) No initial sales charge applies on purchases of $1 million or more. A CDSC of up to 1.00% is charged on purchases of $1 million or more that are redeemed in whole or in part within twenty-four months of purchase.

             INTEGRITY ME FUND - INTEGRITY NH FUND

                                       SALES CHARGE (LOAD) AS % OF:
AMOUNT OF PURCHASE                        PUBLIC          NET ASSET
                                      OFFERING PRICE        VALUE (1)
----------------------------------------------------------------------
Less than $50,000                          4.25%              4.44%
$50,000 but less than $100,000             3.75%              3.90%
$100,000 but less than $250,000            3.25%              3.36%
$250,000 but less than $500,000            2.50%              2.56%
$500,000 but less than $1,000,000          1.50%              1.52%
$1,000,000 and up                          0.75%              0.76%
--------------

(1)   Rounded to the nearest one-hundredth percent.

   You may qualify for a reduced initial sales charge on purchases of a Forum Series or an Integrity Series under rights of accumulation or a letter of intent. You may also qualify for a reduced sales under Integrity's group purchase program. Certain persons may also be eligible to purchase shares of a Forum Series or an Integrity Series without a sales charge. You do not pay a sales charge on the reinvestment of distributions with respect to a Forum Series or an Integrity Series. You will not pay any sales loads on the redemption of shares a Forum Series or the purchase of shares of the corresponding Integrity Series made in connection with the Reorganization.

   KEY DIFFERENCES: The initial sales charges that you will pay to purchase shares of an Integrity Series are higher than the initial sales charges that you will pay to purchase shares of a Forum Series. Although neither Forum Series assesses an initial sales charge on purchases of $1 million or more, a CDSC is assessed on redemptions of Forum Series' shares that were part of such a purchase as follows:

      REDEEMED WITHIN                 SALES CHARGE
First year of purchase                    1.00%
Second year of purchase                   0.50%

The CDSC is paid on the lower of the NAV of shares redeemed or the cost of the shares. Neither Integrity Series charges a CDSC.

   With respect to each Integrity Series, you may also qualify for a reduced sales charge if you are purchasing shares of the Integrity Series as a participant in an investment group and the administrator of the investment group has entered into an agreement with the distributor of the Integrity Series to purchase shares, subject to certain requirements ("Group Program"). Neither Forum Series offers a Group Program.

COMPARISON OF PURCHASE, REDEMPTION AND EXCHANGE PRIVILEGES

   PURCHASE PROCEDURES. Each Forum Series and Integrity Series continuously offers its shares through its respective distributor.

   You may purchase shares of a Forum Series by sending a check, ACH payment or wire to the Series' transfer agent. All checks must be payable in U.S. dollars and drawn on U.S. financial institutions. Neither Forum Series accepts purchases made by cash or cash equivalents (for instance, you may not pay by money order, cashier's check, bank draft or traveler's check) or by credit card check. You may also purchase shares of a Forum Series by systematic investment (described below) or through certain broker-dealers or other financial institutions.

   You also may purchase shares of an Integrity Series by sending a check, ACH payment or wire to the Series' transfer agent. All checks must be payable in U.S. dollars and drawn on U.S. financial institutions. Neither Integrity Series accepts purchases made by traveler's check or credit card check but may, unlike a Forum Series, accept purchases made by money order, cashiers check, or bank draft. You may also buy shares of an Integrity Series by systematic investment (described below) or through certain broker-dealers of other financial institutions.

   If you purchase shares directly from a Forum Series, you receive monthly account statements and a confirmation of every transaction. If you purchase shares directly from an Integrity Series, you will receive quarterly statements and a confirmation of every transaction. If you purchase or redeem shares of a Forum Series or an Integrity Series through a financial institution, the policies and fees charged by that institution may be different from those charged by the funds.

   Neither Forum Series or Integrity Series issues share certificates.

   Purchases of shares of a Forum Series and an Integrity Series may be made on any day that the New York Stock Exchange is open ("Business Day"). Under unusual circumstances, a Forum Series may also accept and process purchase orders on a day other than a Business Day if deemed appropriate by the Trust's officers.

   You may purchase shares of a Forum Series or an Integrity Series at the net asset value ("NAV") next calculated after the transfer agent of the applicable Series receives your request in proper form plus any applicable sales charge. If you place your order to purchase shares of a Forum Series or an Integrity Series through your financial institution prior to the close of trading of the New York Stock Exchange (normally 4:00 P.M., Eastern Time) on a Business Day and the transfer agent receives your order in a timely manner as agreed between it and the financial institution, your order will be priced at that Business Day's NAV plus any applicable sales charge.

   KEY DIFFERENCES. Under unusual circumstances, a Forum Series may also accept and process orders when the New York Stock Exchange is closed if deemed appropriate by Forum's officers, while neither Integrity Series maintains a similar policy. Additionally, each Integrity Series may accept money orders, cashier checks and bank drafts as payment for shares whereas neither Forum Series may accept such cash equivalents as payment for its shares. Finally, if you purchase shares directly from a Forum Series, you will receive monthly account statements whereas if you purchase shares directly from an Integrity Series, you will receive quarterly account statements.

   EXCHANGE PROCEDURES. You may exchange shares of a Forum Series for shares of any other series of the Trust or certain money market series of Monarch Funds, another registered management investment company. If you exchange into a fund that has a higher sales charge than a Forum Series, you will have to pay the difference between that fund's sales charge and the Forum Series sales charge at the time of the exchange. If you exchange into a fund that has no sales charge or a lower sales charge than a Forum Series, you will not have to pay a sales charge at the time of the exchange. Under unusual circumstances, a Forum Series may also accept and process exchange orders on a day other than a Business Day if deemed appropriate by the Trust's officers.

   You may exchange shares of an Integrity Series for shares of any other fund underwritten by Ranson Capital Corporation, the distributor of each Integrity Series, at net asset value, subject to the following conditions:

   1. When exchanging into shares of a fund that imposes a CDSC, no CDSC will be imposed upon redemption of the newly acquired shares;

   2. Shares must be held for at least six (6) months prior to exchange when exchanging into a higher-load fund; and

   3. When exchanging into another single-state municipal fund, the shareholder must be a resident of that state or any other state in which the fund's shares are registered for sale.

An exchange is a sale and purchase of shares and may have tax consequences. Currently, there is no limit on the number of exchanges that may be made in or out of a Forum Series or an Integrity Series, but each Series reserves the right to revise, limit or suspend exchange privileges.

   KEY DIFFERENCES. Under unusual circumstances, each Forum Series may also accept and process exchange orders on a day other than a Business Day if deemed appropriate by Forum's officers while neither Integrity Series maintains such a policy. Additionally, under the Integrity Series' exchange program, you may exchange shares into an identically registered account at any time for shares of any fund underwritten by the distributor of the Integrity Series at net asset value subject to certain conditions, including a six-month holding period when exchanging into a higher load fund. Under the Forum Series' exchange program, you may exchange into another fund of the Forum Funds or other mutual funds participating in the Forum Funds' exchange program. If you exchange into a fund that has a higher sales charge than a Forum Series, you will have to pay the difference between that fund's sales charge and the Forum Series sales charge at the time of the exchange.

   REDEMPTION PROCEDURES. You may redeem shares of each Forum Series and Integrity Series on any Business Day. Under unusual circumstances, each Forum Series may also accept and process redemption orders on a day other than a Business Day if deemed appropriate by Forum's officers. You will receive the NAV next calculated for the shares (minus any applicable CDSC in the case of a Forum Series), after a Forum Series' or Integrity Series' transfer agent, as applicable, receives your request in proper form. If you place your order to redeem shares of a Forum Series or an Integrity Series through your financial institution prior to the close of trading of the New York Stock Exchange (normally 4:00 P.M., Eastern Time) on a Business Day and the transfer agent receives your order in a timely manner as agreed between it and the financial institution, your order will be priced at that Business Day's NAV (minus any applicable CDSC in the case of a Forum Series).

   You may generally redeem each Forum Series' shares by mail, wire, telephone, through a systematic withdrawal plan (discussed below), or through your financial institution. You may redeem each Integrity Series' shares by mail, through a systematic withdrawal plan (discussed below), or by placing a redemption order through your financial institution. A financial institution may place a telephone order with the Integrity Series' transfer agent for redemptions of $100,000 or less. Each Forum Series and Integrity Series has also reserved the right to make redemption payments in securities rather than cash.

   KEY DIFFERENCES. Each Forum Series may accept and process orders under unusual circumstances when the New York Stock Exchange is closed if deemed appropriate by Forum's officers while neither Integrity Series maintains a similar policy. In addition, you may redeem shares of a Forum Series through its transfer agent by mail, wire or telephone while you may redeem shares of an Integrity Series through its transfer agent by mail or through your financial adviser who may place a telephone order subject to the following.

Although you may redeem shares of each Forum Series and Integrity Series through certain financial institutions, such financial institutions may process redemptions of an Integrity Series in amounts up to $100,000 by phone with the Integrity Series' transfer agent. Neither Forum Series maintains a similar restriction.

   SYSTEMATIC INVESTMENT/WITHDRAWAL PLANS. Each Forum Series and Integrity Series offer systematic investment and withdrawal plans. Under a Forum Series' systematic investment plan, you may make an investment once or twice a month on specific dates whereas an Integrity Series' systematic investment plan provides for monthly investments. Minimum investments under a Forum Series' and the Integrity Series' systematic investment plan are $250 and $50, respectively.

   Under each Forum Series' systematic withdrawal plan, you may redeem a specified amount of money from your account once a month on a specified date. If the value of your account is at least $5,000, under an Integrity Series' systematic withdrawal plan, you may elect to receive payments monthly, quarterly or annually. The minimum withdrawal under each Forum Series' systematic withdrawal plan is $250. There is no minimum withdrawal requirement under each Integrity Series' plan.

   KEY DIFFERENCES. Each Forum Series' systematic investment plan provides for minimum systematic investments of at least $250 per month whereas each Integrity Series' plan provides for a minimum systematic investment of $50 per month. Moreover, each Forum Series' systematic withdrawal plan provides for minimum withdrawals of $250 once per month while each Integrity Series' plan provides for monthly, quarterly or annual withdrawals, without a minimum withdrawal limitation. Finally, neither Forum Series maintains a minimum investment policy in connection with participation in its systematic withdrawal plan while each Integrity Series requires the value of your account to be at least $5,000 for the initial participation in its systematic withdrawal plan.

COMPARISON OF MINIMUM INITIAL/SUBSEQUENT INVESTMENT REQUIREMENTS

   The following tables summarize the minimum initial and subsequent investment requirements of each Forum Series and Integrity Series.

             MINIMUM INITIAL AND SUBSEQUENT INVESTMENT REQUIREMENTS

                                  FORUM ME FUND       INTEGRITY ME FUND
                                  FORUM NH FUND       INTEGRITY NH FUND
------------------------------------------------------------------------------
INITIAL INVESTMENT
Standard Accounts                    $2,000               $1,000(1)
Systematic Investment Plans            $250                  $50
SUBSEQUENT INVESTMENTS
Standard Accounts                      $250                  $50
Systematic Investment Plans            $250                  $50
----------------

(1) The value of your account in an Integrity Series must be at least $5,000 for the initial participation in its systematic withdrawal plan.

COMPARISON OF DISTRIBUTION POLICIES

   Each Forum Series and Integrity Series distributes its net investment income monthly and net capital gain at least annually.

   Normally, each Forum Series and Integrity Series reinvests distributions in additional Series shares unless a shareholder elects to receive distributions in cash.

COMPARISON OF DISTRIBUTION AND SHAREHOLDER SERVICING FEES

   Each Integrity Series has adopted a Rule 12b-1 distribution and shareholder services plan under the 1940 Act (a "Rule 12b-1 Plan") under which the Integrity Series pays up to 0.25% of its average daily net assets for the distribution of Integrity Series shares and the servicing of shareholder accounts invested in the Integrity Series.

   Although neither Forum Series has adopted a Rule 12b-1 Plan, Forum has adopted a Shareholder Service Plan on behalf of each Forum Series. Under each Forum Series' Shareholder Service Plan, the Forum Series may pay up to 0.25% of its average daily net assets for the servicing of shareholder accounts invested in the Series.

   Because each Forum Series pays shareholder service fees under its Shareholder Service Plan and each Integrity Series pays distribution and shareholder service fees under its Rule 12b-1 Plan on an ongoing basis, your investment cost in a Forum Series or an Integrity Series over time may be higher than paying other types of sales charges.

COMPARISON OF NET ASSET VALUE CALCULATION PROCEDURES

   The NAV of each Forum Series and Integrity Series is determined by taking the total value of each Series' total assets, subtracting the Series' liabilities, and then dividing the result (net assets) by the number of outstanding shares of the Series. Generally, each Forum Series and Integrity Series values fixed income investments for which market quotations are readily available at the mean of the last quoted bid and ask price. Each Forum Series and Integrity Series values short-term securities with remaining maturities of less than 60 days at amortized cost. If market quotations are not readily available or the prices or value for a security do not represent fair value, each Forum Series and Integrity Series values securities at fair value pursuant to procedures adopted by the Forum Board or the Integrity Board, respectively. Each Integrity Series may also invest in financial futures and related options for hedging purposes. Options that are traded on an exchange are valued at the last sales price or, in the absence of a sale, at the mean between the closing bid and ask prices. Financial futures are valued at their settlement prices established on the board of trade or exchange on which they are traded.
Neither Forum Series invests or intends to invest in financial futures and related options.

   Each Forum Series and Integrity Series calculates its NAV as of the close of the New York Stock Exchange (normally 4:00 P.M., Eastern time) on each weekday except days when the New York Stock Exchange is closed. The time at which a Forum Series and Integrity Series' NAV is calculated may change in case of an emergency. Under unusual circumstances, a Forum Series may accept and process orders and calculate an NAV per share on days other than a Business Day if deemed appropriate by Forum's officers.

   KEY DIFFERENCES. Under unusual circumstances, each Forum Series may accept and process orders and calculate an NAV on days other than a Business Day if deemed appropriate by Forum's officers while neither Integrity Series maintains a similar policy. Each Integrity Series may also invest in financial futures and related options for hedging purposes. Options that are traded on an exchange are valued at the last sales price or, in the absence of a sale, at the mean between the closing bid and ask prices. Financial futures are valued at their settlement prices established on the board of trade or exchange on which they are traded. Neither Forum Series invests or intends to invest in financial futures and related options.

TAX MATTERS RELATING TO THE REORGANIZATIONS

   Forum and Integrity will receive an opinion from Seward & Kissel LLP, counsel to Forum, to the effect that each Reorganization will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Consequently, no gain or loss will be recognized for federal income tax purposes by a Forum Series, the corresponding Integrity Series or their respective shareholders as a result of a Reorganization. There is additional information about the federal income tax consequences of the Reorganization under "Taxation."

                              INVESTMENT RISKS

GENERAL RISKS

   The investment risks applicable to each Forum Series and its corresponding Integrity Series are similar.

   An investment in a Forum Series or an Integrity Series is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The NAV, yield, and total return of each Forum Series and Integrity Series will fluctuate based upon changes in the value of its portfolio securities. The market value of securities in which each Forum Series and Integrity Series invests is based upon the market's perception of value and is not necessarily an objective measure of the securities' value. There is no assurance that a Forum Series or an Integrity Series will achieve its investment objective. An investment in a Forum Series or an Integrity Series is not by itself a complete or balanced investment program.

   You could lose money on your investment in a Forum Series or an Integrity Series or the Forum Series or Integrity Series could underperform other investments due to, among other things, poor investment decisions by FIA or Integrity Management, respectively.

SPECIFIC RISKS

   INTEREST RATE RISK. The value of your investment in a Forum Series and an Integrity Series may change in response to changes in interest rates. An increase in interest rates typically causes a decline in the value of the securities in which a Forum Series and an Integrity Series invests. The longer a debt security's maturity and the lower its credit quality, the more its value typically falls in response to an increase in interest rates. An additional risk is that issuers of debt securities held in a Series' portfolio may pre-pay fixed rate securities owned by the Series when interest rates fall, forcing the Series to invest in securities with lower interest rates. Similarly, issuers may decrease prepayments of principal when interest rates increase extending the average life and duration of a fixed income security and causing the value of the security to decline.

   CREDIT RISK. The value of your investment in a Forum Series and an Integrity Series may decline if the issuer of a security held in the Series' portfolio is unable to make interest or principal payments. This risk generally increases as credit ratings for the security fall. Each Forum Series may invest in lower rated debt securities than its corresponding Integrity Series. Accordingly, each Forum Series may be subject to more credit and default risk than its corresponding Integrity Series.

   DIVERSIFICATION RISK. Each Forum Series and Integrity Series is non-diversified and may focus its investments in the securities of a comparatively small number of issuers. Concentration in securities of a limited number of issuers exposes a fund to greater market risk and potential monetary losses than if its assets were diversified among the securities of a greater number of issuers.

   CONCENTRATION RISK. Each Integrity Series may invest over 25% of its assets in municipal securities whose revenues derive from similar types of projects, including health care, housing, utilities and education. Neither Forum Series maintains a similar policy. Accordingly, each Integrity Series may have greater exposure to the economic, political, and regulatory risks associated with the health care, housing, utilities and education industries than the corresponding Forum Series.

   RISKS INVOLVING MAINE MUNICIPAL SECURITIES. Economic or political factors in Maine may adversely affect issuers of Maine municipal securities. Since each of Forum ME Fund and Integrity ME Fund may invest a significant amount of its respective assets in Maine municipal securities, any adverse economic or political factors will affect each Series' NAV more than if the Series invested in more geographically diverse investments. As a result, the value of the assets of Forum ME Fund and Integrity ME Fund may fluctuate more widely than the value of shares of a fund investing in securities relating to a number of different states.

   The following is a summary of the Nationally Recognized Statistical Rating Organization (NRSRO) ratings for Maine municipal securities. In 1991, citing declines in key financial indicators and continued softness in the Maine economy, Standard & Poor's ("S&P") lowered its credit rating for Maine general obligations from AAA to AA+, and at the same time lowered its credit rating on bonds issued by the Maine Municipal Bond Bank, the Maine Court Facilities Authority and State of Maine Certificates of Participation for highway equipment, from AA to A+. In November 2002, S&P revised its outlook on Maine's general obligation debt rating from stable to "negative." In August 1993, citing the "effects of protracted economic slowdown and the expectation that Maine's economy will not soon return to the pattern of robust growth evident in the mid-1980s," Moody's Investor Services ("Moody's") lowered its credit rating for Maine general obligations from Aa1 to Aa. At the same time, Moody's lowered, from Aa1 to Aa, the ratings assigned to state-guaranteed bonds of the Maine School Building Authority and the Finance Authority of Maine, and confirmed the ratings assigned to the bonds of the Maine Court Facilities Authority and State of Maine Certificates of Participation at A1.
On May 13, 1997, Moody's "confirmed and refined from Aa to Aa3" Maine's general obligation bond rating in accordance with a new national rating system published by Moody's in January 1997. On June 5, 1998, Moody's raised its credit rating on Maine general obligations bonds from Aa3 to Aa2. On June 1, 2000, Fitch Ratings ("Fitch") upgraded its rating on Maine general obligation bonds from AA to AA+, saying the "rating change takes into account the low burden of debt on resources and the unusually rapid rate of amortization as well as strengthening economic trends, very successful financial operations and the institutionalization of financial reforms." Moody's, S&P, and Fitch confirmed these ratings on June 6, 2003. There can be no assurance that Maine general obligations or the securities of any Maine political subdivision, authority, or corporation owned by a Series will be rated in any category or will not be downgraded by an NRSRO.

   RISKS INVOLVING NEW HAMPSHIRE MUNICIPAL SECURITIES. Economic or political factors in New Hampshire may adversely affect issuers of New Hampshire municipal securities. Since each of Forum NH Fund and Integrity NH Fund may invest a significant amount of its respective assets in New Hampshire municipal securities, any adverse economic or political factors will affect a Series' NAV more than if the Series invested in more geographically diverse investments. As a result, the value of the assets of Forum NH Fund and Integrity NH Fund may fluctuate more widely than the value of shares of a fund investing in securities relating to a number of different states.

   The following is a summary of recent NRSRO ratings of New Hampshire municipal securities. The major NRSROs have rated recent New Hampshire general obligation or state-guaranteed bond issues as follows: Moody's - Aa2; S&P - AA+; Fitch - AA+. A recent bond issued by the New Hampshire Municipal Bond Bank without state guarantee has been separately rated Aa2 by Moody's, AAA by Fitch and AA by S&P. Bond ratings of individual municipalities in New Hampshire vary in accordance with rating agencies' estimates of the issuer's relative financial strength and ability to support debt service. There can be no assurance that New Hampshire general obligations or any New Hampshire municipal securities owned by the Fund will be rated in any category or will not be downgraded by an NRSRO.

   RISKS INVOLVING SECURITIES ISSUED BY U.S. TERRITORIES AND POSSESSIONS.

   Each Forum Series and Integrity Series may invest a significant amount of their respective assets in the municipal securities of U.S. territories and possessions. Each Forum Series may invest up to 25% and each Integrity Series may invest up to 30% of their respective total assets in municipal securities of issuers located in each territory or possession of the United States. The funds are therefore more susceptible to economic, political or regulatory developments that could adversely affect issuers in a U.S. territory or possession and therefore the value of the funds' portfolios. Because the Integrity Series may invest a greater percentage of their assets in the municipal securities of these U.S. territories or possessions than the corresponding Forum Series, the Integrity Series will be more sensitive to risks specific to such U.S. territories and possessions.

   Risks Involving Futures and Options. Each Integrity Series may engage in various investment strategies designed to hedge against interest rate changes using financial futures and related options. Accordingly, each Integrity Series is exposed to the risks associated with futures and options trading whereas the corresponding Forum Series is not. These risks include, but are not limited to:

   1. the skills and techniques needed to trade these instruments are different from those needed to select the securities in which each Integrity Series invests and the ability of an Integrity Series to benefit from options and futures is largely dependent on its investment adviser's ability to use such strategies successfully;

   2. price movements of the futures and options may not correlate with the price movement of the portfolio securities being hedged thus causing a gain or loss that will not be completely offset by movements in the price of the corresponding securities;

   3. losses (or gains) involving futures can sometimes be substantial in part because a relatively small price movement in a futures contract may result in an immediate and substantial loss (or gain) for an Integrity Series;

   4. use of options may also result in losses to an Integrity Series, force the purchase or sale of portfolio securities at inopportune times or for prices higher than or lower than current market values, limit the amount of appreciation the Integrity Series can realize on its investments, increase the cost of holding a security, and reduce the returns on securities, or cause the Integrity Series to hold a security that it might otherwise sell;

   5. the lack of assurance that a liquid secondary market will exist for any particular instrument at any particular time, which, among other things, may hinder an Integrity Series' ability to limit exposures by closing its positions;

   6. there is no assurance that a counterparty in an over-the-counter option transaction will be able to perform its obligations; and

   7. activities in the futures and options markets may result in higher portfolio turnover rates and additional brokerage costs, which could reduce yield or return.

                          INFORMATION ABOUT THE PLAN

   This section summarizes the material terms of the Plan. This section is qualified in its entirety by the terms and conditions contained in the Plan, a form of which is attached as Exhibit A to this Proxy Statement/Prospectus.

GENERAL DESCRIPTION OF THE PLAN

   Under the Plan, each Forum Series will transfer its assets to a corresponding Integrity Series with the same investment objective and similar policies in exchange solely for shares of the Integrity Series and the Integrity Series' assumption of the applicable Forum Series' liabilities. The Plan further provides that each Forum Series will then distribute the shares received from the Integrity Series proportionately to its shareholders and terminate. Each shareholder of a Forum Series will receive full and fractional shares of the corresponding Integrity Series equal in value to that of his or her shares of the applicable Forum Series held by the shareholder.

   The Plan contains representations, warranties, and conditions designed to help ensure that each Reorganization is fair to the participating Forum Series, Integrity Series, and their respective shareholders. The Plan provides that the consummation of a Reorganization is contingent upon, among other things, approval of the Plan by the participating Forum Series' shareholders. The Plan may be terminated with respect to a Reorganization if, on or before the Effective Time (as defined in the Plan) of the Reorganization, certain conditions precedent have not been satisfied or if the Forum Board or the Integrity Board determines that consummation of the Reorganization is not in the best interests of the shareholders of the participating Forum Series or Integrity Series, respectively. Under the Plan, FFG is obligated to pay the expenses incurred by a Forum Series and Integrity Mutual Funds Inc. is obligated to pay the expenses incurred by the corresponding Integrity Series in connection with the Reorganization.

   The Closing Date (as defined in the Plan) of each Reorganization is scheduled to occur on or about December 19, 2003 or such other date as the parties may agree.

   The approval of the Plan by shareholders of one Forum Series is not contingent on the approval of the Plan by the shareholders of the other Forum Series. If shareholders of a Forum Series approve the Plan, that Forum Series will reorganize into the corresponding Integrity Series regardless of whether shareholders of the other Forum Series approve the Plan. If the shareholders of a Forum Series do not approve the Plan, the Reorganization involving that Forum Series will not take place.

   If a Forum Series' shareholders approve the Plan, shares of the Forum Series will no longer be offered for sale, except through the reinvestment of dividend and capital gain distributions or through established automatic investment plans. From the date of shareholder approval until the close of business on the Closing Date, shareholders may continue to add to their existing account only through an established automatic investment plan or through the reinvestment of dividend and capital gain distributions.

   If shareholders of a Forum Series approve the Plan, the stock transfer books of that Forum Series will be permanently closed as of 4:00 p.m., Eastern time, on the Closing Date. Such Forum Series will only accept requests for redemptions received in proper form before 4:00 p.m., Eastern time, on the business day immediately preceding the Closing Date. Requests received after that time will be considered requests to redeem shares of the corresponding Integrity Series.

RELATED PARTY TRANSACTIONS

   Integrity Mutual Funds, Inc. and FIA have entered into a Purchase and Sale Agreement for certain assets of FIA (the "Purchase and Sale Agreement"), pursuant to which FIA agrees to sell and deliver to Integrity Mutual Funds, Inc. certain properties and assets of FIA which relate to the Forum Series (including goodwill, various records, market lists, certain intellectual property relating to the Forum Series as well as an agreement not to compete, as described in further detail below) (the "Purchased Assets"). The purchase price to be paid by Integrity Mutual Funds, Inc. to FIA for the Purchased Assets will be equal to 1.00% of the aggregate net assets of the Forum
Series as of the business day immediately preceding the Closing Date (as defined therein) and 0.75% of the aggregate net assets of the Integrity Series as of the business day immediately preceding the first anniversary of the Closing Date (the "Purchase Price").

   As a condition to the closing of the Purchase and Sale Agreement, FIA will enter into an Agreement Not To Compete pursuant to which FIA agrees, for a period of five (5) years, not to directly or indirectly sponsor, provide investment advisory services or provide certain distribution services to registered investment companies with an investment objective substantially similar to those of the Forum Series anywhere in the United States of America.

   Consummation of the transaction described in the Purchase and Sale Agreement is contingent upon, among other things, approval of the Plan by the Forum Series shareholders.


SECURITIES TO BE ISSUED

   Forum is organized as a Delaware statutory trust and Integrity is organized as a Massachusetts business trust. Forum and Integrity Trust may each issue an unlimited number of authorized shares of beneficial interest, no par value. The Forum Board and the Integrity Board may, without shareholder approval, divide the authorized shares into an unlimited number of separate portfolios or series. Each share of a Forum or Integrity Series represents an equal proportionate interest in the assets and liabilities belonging to the series with each other share of such series and is entitled to receive a distribution out of the net assets belonging to the respective series as are declared by the applicable Board of Trustees.


   Each share of a Forum Series and an Integrity Series has equal dividend, liquidation and voting rights, and fractional shares have those rights proportionately. Subject to certain contractual fee waivers and expense reimbursements noted above, each Forum Series and each Integrity Series pays all of its other expenses (including expenses for advisory services, custodial services, transfer agent services, administrative services, shareholder services, accounting and legal services fees, brokerage fees and commissions, expenses of redemption of shares, insurance premiums, expenses of preparing prospectuses and reports to shareholders, interest, bookkeeping, fees for independent trustees, taxes, fees for registering fund shares and extraordinary expenses).

   Neither Massachusetts nor Delaware law requires Forum or Integrity, respectively, to hold annual meetings of shareholders, and generally, Forum and Integrity will hold shareholder meetings only when specifically required by federal or state law.

   There are no conversion or preemptive rights in connection with shares of either Forum Series or Integrity Series. All shares of a Forum Series and an Integrity Series are fully paid and non-assessable. A shareholder of Forum Series or an Integrity Series will receive a pro rata share of all distributions arising from that Series' assets and, upon redeeming shares, will receive the portion of the Series' net assets represented by the redeemed shares, minus any applicable CDSC.

   The following chart provides information with respect to the material differences in the rights of shareholders under Massachusetts law and Delaware law and the respective governing documents of Forum and Integrity.

Shareholder                                                                                            Effect of
  Rights                           Forum                         Integrity                             Difference
Division of series          Forum Board may divide         Integrity's governing documents      If Integrity decides to
into separate classes.      series into separate           do not provide for the division      authorize a division of
                            classes without a              of series into classes.              series into classes, the
                            shareholder vote.                                                   division may require a
                                                                                                shareholder vote.

Calling a shareholder       Shareholders representing      Shareholders representing 25%        A larger percentage of
meeting.                    10% of Forum's (or a           of Integrity's (or a series')        shareholders are needed to
                            series') outstanding shares    outstanding shares (10% if           call a meeting of Integrity
                            may call meetings of Forum     the purpose of the meeting           (or a series) other than
                            (or a series) for any          is to determine whether or           in the case of a meeting
                            purpose related to Forum       not to remove a Trustee) may         called to remove one or
                            (or a series), including       call a meeting of Integrity          more Trustees.
                            for the purpose of voting      (or a series).
                            on removal of one or more
                            Trustees.

Liquidation of Trust        Shareholder approval is        Integrity Board may approve          After the Reorganizations,
or Series.                  required prior to the          the liquidation of                   the trustees could decide
                            liquidation of Forum or        Integrity or a series                to terminate Integrity
                            a series thereof.              thereof without a                    or an Integrity Series
                                                           shareholder vote.                    without a shareholder vote.

                                                           Shareholders may terminate
                                                           Integrity by vote of more
                                                           than 50% of the outstanding
                                                           shares of each series
                                                           entitled to vote on the
                                                           matter and shareholders
                                                           of an Integrity Series may
                                                           terminate such series by
                                                           vote of more than 50% of
                                                           the outstanding shares
                                                           entitled to vote on the
                                                           matter.

Shareholder                                                                                            Effect of
  Rights                           Forum                         Integrity                             Difference
Shareholder liability.      Delaware law provides          Massachusetts law provides,          Massachusetts law does not
                            that Forum shareholders        if certain conditions prevail,       provide the same limited
                            are entitled to the same       that Integrity shareholders          liability protection for
                            limitations of personal        shall have the same                  shareholders.  In addition,
                            liability extended to          personal liability as                after the Reorganizations,
                            stockholders of private        a partner of a                       shareholders of each Forum
                            corporations for profit.       partnership.                         Series will not have the
                            There is, however, a                                                right to require Integrity
                            remote possibility that,       Integrity's trust                    to assume the defense of
                            under certain circumstances,   instrument states that               any claim made against the
                            shareholders of a Delaware     shareholders are not                 shareholder for any act or
                            statutory trust might be held  partners and provides                obligation of the Integrity
                            personally liable for the      that neither Integrity,              Series.
                            trust's obligations to the     the trustees nor an officer,
                            extent the courts of another   employee or agent of the
                            state that does not recognize  trust have any power to bind
                            such limited liability were    personally any shareholder
                            to apply the laws of such      nor except as provided in
                            state to a controversy         the trust instrument, call
                            involving such obligations.    upon any shareholder to
                                                           pay any amount other than
                            Forum's trust instrument       as specifically agreed to be
                            contains an express            paid by the shareholder.
                            disclaimer of shareholder
                            liability for the debts,       Integrity's trust instrument
                            liabilities, obligations       further provides that
                            and expenses of Forum          shareholders shall not be
                            (or a series).                 personally liable for any
                            Forum's trust instrument       note, bond, contract,
                            provides for indemnification   instrument, certificate share,
                            out of each Forum Series'      undertaking or every other
                            property of any shareholder    act executed or done by
                            or former shareholder held     or on behalf of Integrity
                            personally liable solely by    or the Trustees in
                            reason of his being or having  connection with the Trust.
                            been a shareholder and not
                            because of his acts or
                            omissions or for some other
                            reason for the obligations of
                            the Forum Series.
                                                           Integrity's trust instrument
                            Forum's trust instrument       provides shareholders or
                            also provides that each        former shareholders with
                            Forum Series shall, upon       indemnification out of the
                            request, assume the            assets of the particular
                            defense of any claim made      Integrity Series of which
                            against any shareholder        he or she was a shareholder,
                            for any act or obligation      if such shareholder is
                            of the Forum Series and        held personally liable
                            satisfy any judgment           for the obligations of
                            thereon from the assets        the Integrity Series solely
                            of the series.                 by reason of his or her
                                                           being or having been a
                                                           shareholder and not
                                                           because of his or her
                                                           acts or omissions or for
                                                           some other reason.

Shareholder                                                                                            Effect of
  Rights                           Forum                         Integrity                             Difference
Amendments to Trust         The Board may amend            The Integrity Board may amend        The Board has more
Instrument.                 Forum's trust instrument       Integrity trust's instrument         flexibility in amending
                            without a shareholder          without shareholder approval to      Forum's trust instrument
                            vote if the amendment          (1) change the name of               without shareholder approval
                            (1) does not affect            Integrity; (2) cure an ambiguity     than the Integrity Board
                            shareholder voting rights;     or to supply any omission; (3)       has in amending Integrity's
                            (2) does not amend the         cure, correct or supplement any      trust instruments.
                            provision of the trust         provision which is defective or
                            instrument addressing          inconsistent with the 1940 Act
                            amendments thereto; (3)        or with the requirements of the
                            is not an amendment            Internal Revenue Code and the
                            required by law or by the      regulations thereunder regarding
                            Trust's registration           the most favorable treatment
                            statement filed with the       available for regulated investment
                            SEC; and (4) is not an         companies; or (4) create or
                            amendment submitted to         liquidate a series in accordance
                            shareholders for vote by       with certain provisions of
                            the Trustees.                  Integrity's trust instrument.

REASONS FOR THE REORGANIZATIONS

   At a meeting held on June 4, 2003 and continued on July 7, 2003, the Forum Board, including the Independent Trustees, unanimously approved the Plan.

   In considering the Plan, the Forum Board, including its Independent Trustees (with the advice and assistance of independent legal counsel), took into consideration that each Reorganization would provide certain benefits to shareholders of each Forum Series based on the following information provided at the meeting:

   Dilution: The Plan includes provisions intended to avoid dilution of the interests of the shareholders of each Forum Series. Under the Plan, each Forum Series' shareholder will receive shares of the corresponding Integrity Series equal in value to its share of the net assets of the Forum Series held.

   Similarity of Investment Objectives and Policies: The investment objective of each Forum Series and its corresponding Integrity Series is the same. The investment objective of Forum ME Fund and Integrity ME Fund is to seek a high level of current income exempt from both federal and Maine state income taxes (other than AMT) without assuming undue risk. The investment objective of Forum NH Fund and Integrity NH Fund is to seek a high level of current income exempt from both federal income tax (other than AMT) and New Hampshire state interest and dividends tax. Each Forum Series and its corresponding Integrity Series will be similarly managed.

   Cost Savings: It is anticipated that each Reorganization will result in lower gross expenses for the participating Forum Series and the same net expenses through July 31, 2004. On August 1, 2004, the contractual fee waiver agreement regarding each Forum Series will terminate while the Contractual Waiver regarding each Integrity Series will continue through December 20, 2004. Thereafter, FIA may voluntarily waive its fee and reimburse fund expenses but does not intend to continue such waivers and reimbursements indefinitely.

   Tax-Free Nature of each Reorganization: It is anticipated that each Reorganization will be accomplished without federal tax consequences for the participating Forum Series, its corresponding Integrity Series, and their respective shareholders.

   Transaction Costs: FFG has agreed to pay the expenses incurred by each Forum Series in connection with the implementation of the Plan and Integrity Inc. has agreed to pay the expenses incurred by each Integrity Series in connection with the implementation of the Plan.

   Income to Forum Investment Advisors, LLC and Integrity Mutual Funds, Inc.:
As a result of the Reorganizations, Forum Investment Advisors, LLC will receive from Integrity Mutual Funds, Inc., an affiliate of Integrity Series' investment adviser, an amount equal to 1.00% of the Forum Series' aggregate net assets as of the business day immediately preceding Closing Date and 0.75% of the aggregate net assets of the Integrity Series as of the business day immediately preceding the first anniversary of the Closing Date pursuant to the Purchase and Sale Agreement. As a controlling person of FIA, John Y. Keffer will indirectly benefit from the receipt by FIA of this Purchase Price. Integrity Management and Ranson Capital Corporation, each Integrity Series' investment advisor and distributor, respectively, will receive management fees and Rule 12b-1 distribution and service fees from each Integrity Series. An affiliate of Integrity Management and Ranson Capital Corporation will receive a fee for providing transfer agency, fund accounting and administrative services paid by each Integrity Series.

   In considering the Reorganizations, the Forum Board, whose members are not and are not expected to become interested persons of Integrity Management, considered the various policies and procedures of Integrity (including, in particular, Integrity's valuation and pricing procedures), any regulatory issues involving Integrity and its affiliates and responses thereto, and the nature and quality of the investment and administrative services provided to the Integrity Series. The Forum Board considered also the undertaking by Integrity that, for the three-year period immediately following the transactions, the Board of Trustees of Integrity will be comprised of 75% of trustees who are not interested persons of Integrity Management or FIA.
Based on its review of the terms of the Reorganizations, the Forum Board concluded also that no "unfair burden" would be imposed on the Forum Series as a result of the transactions relating to the sale to Integrity or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" includes any arrangement during the two-year period following the transaction whereby a fund's investment adviser or any interested person of such adviser receives or is entitled to receive any compensation, directly or indirectly: (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of such company, other than bona fide ordinary compensation as principal underwriter for such company, or (ii) from such company or its securities holder for other than bona fide investment advisory or other services.

          THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY
                       RECOMMENDS APPROVAL OF THE PLAN

                                  TAXATION

   Each Forum Series and its corresponding Integrity Series has similar tax treatment and each intends to qualify each taxable year to be treated as a regulated investment company (a "RIC") under the Code. As a RIC, each Forum Series and Integrity Series generally will not be liable for federal income tax on the net investment income and capital gain it distributes to its shareholders. Each Forum Series and Integrity Series intends to distribute all of its respective net investment income and capital gain each year. Accordingly, neither a Forum Series nor the corresponding Integrity Series should be subject to federal income or excise taxes.

TAX CONSEQUENCES OF DISTRIBUTIONS

   FORUM ME FUND/INTEGRITY ME FUND. Generally, shareholders of Forum ME Fund and Integrity ME Fund are not subject to federal or Maine state income tax on distributions of tax-exempt interest income (other than the federal and Maine "alternative minimum taxes" (the "Federal AMT" and "Maine AMT," respectively). However, if you are shareholder of Forum ME Fund or Integrity ME Fund and a "substantial user" or a "related person" of a substantial user of facilities financed by private activity bonds held by Forum ME Fund or Integrity ME Fund, respectively, you may have to pay federal income tax on your pro rata share of the net income generated from these securities. Distributions by Forum ME Fund or Integrity ME Fund of taxable interest, other investment income and short-term capital gains, are taxable to shareholders as ordinary income. Distributions by Forum ME Fund and Integrity ME Fund of net long-term capital gain are taxable to shareholders as long-term capital gain regardless of how long a shareholder has held the fund's shares. It is anticipated that a substantial portion of the net investment income of Forum ME Fund and Integrity ME Fund will be exempt from federal and Maine state income tax other than the AMT.

   Distributions by Forum ME Fund and Integrity ME Fund of interest income on certain private activity bonds are an item of tax preference for purposes of the Federal AMT applicable to individuals and corporations. Distributions of net income from tax-exempt obligations are included in "adjusted current earnings" of corporations for Federal AMT purposes. The Maine AMT is based, in part, on the Federal AMT.

   FORUM NH FUND/INTEGRITY NH FUND. Generally, distributions by Forum NH Fund and Integrity NH Fund of tax-exempt interest income are not subject to federal income tax (other than the AMT) and New Hampshire state interest and dividends tax. However, if you are shareholder of Forum NH Fund or Integrity NH Fund and a "substantial user" or a "related person" of a substantial user of facilities financed by private activity bonds held by Forum NH Fund or Integrity NH Fund, you may have to pay federal income tax on your pro rata share of the net income generated from these securities. Distributions by Forum NH Fund and Integrity NH Fund of taxable interest, other net investment income and short-term capital gain, are taxable to you as ordinary income. Distributions by Forum NH Fund or

Integrity NH Fund of net long-term capital gain are taxable to shareholders as long-term capital gain regardless of how long a shareholder has held the fund's shares. It is anticipated that a substantial portion of the net income of Forum NH Fund and Integrity NH Fund will be exempt from federal income tax (other than the AMT) and New Hampshire state interest and dividends tax.

   Distributions by Forum NH Fund and Integrity NH Fund of interest income on certain private activity bonds are an item of tax preference for purposes of the Federal AMT applicable to individuals and corporations. Distributions of net income from tax-exempt obligations are included in "adjusted current earnings" of corporations for Federal AMT purposes.

   If you are subject to the New Hampshire state interest and dividends tax, you will generally not be taxable on the net income paid by Forum NH Fund or Integrity NH Fund to the extent that the fund invests in New Hampshire tax-exempt municipal securities or U.S. Government securities. Net income paid by Forum NH Fund and Integrity NH Fund from other forms of investment will be subject to the interest and dividends tax. Special interest and dividends tax rules apply to net income received by trusts, estates, partnerships, limited liability companies and "S" corporations and their beneficiaries or owners, if all or some of its beneficiaries or owners are not New Hampshire residents.

   If you are subject to the New Hampshire business profits tax, taxable business profits do not include the New Hampshire apportioned amount of net income paid by Forum NH Fund and Integrity NH Fund to the extent that the fund invests in federal income tax-exempt municipal securities or U.S. Government securities.

   GENERAL. If you buy shares of a Forum Series or an Integrity Series just before the fund makes a distribution, a portion of the distribution you receive may be taxable to you even though it represents a portion of the purchase price you paid for the shares. For federal income tax purposes, distributions are treated the same whether they are received in cash or reinvested.

   The sale or exchange of shares of a Forum Series or an Integrity Series is a taxable transaction for federal income tax purposes. You will recognize a gain or loss on such transaction equal to the difference, if any, between the amount of your net sales proceeds and your tax basis in the fund's shares. Such gain or loss will be capital gain or loss if you held your fund shares as capital assets. Any capital gain or loss will be treated as long-term capital gain or loss if you held the fund shares for more than one year at the time of the sale or exchange.

TAX CONSEQUENCES OF THE REORGANIZATIONS

   As a condition to the consummation of each Reorganization, Forum and Integrity will receive an opinion from Seward & Kissel LLP to the effect that, based on the facts and assumptions stated therein as well as certain representations made by Forum and Integrity, including those in the Plan, for federal income tax purposes:

   1. The Reorganization will qualify as a "reorganization" (as defined in Code Section 368(a)) and each Forum Series and Integrity Series each will be a "party to a reorganization" (within the meaning of Code
        Section 368(b));

   2. The Forum Series' shareholders will recognize no gain or loss on their receipt of the corresponding Integrity Series' shares in exchange for their Forum Series shares pursuant to the Reorganization;

   3. Each Forum Series will recognize no gain or loss on the transfer of all of its assets to the corresponding Integrity Series solely in exchange for the Integrity Series' shares and the assumption by the Integrity Series of the liabilities pursuant to the Reorganization or on its distribution of those shares to its shareholders pursuant to its liquidation in exchange for their Forum Series' shares;

   4. Each Integrity Series will recognize no gain or loss on its acquisition of all of the assets of the corresponding Forum Series solely in exchange for the Integrity Series' shares and its assumption of the applicable Forum Series' liabilities;

   5. The aggregate tax basis in each Integrity Series' shares received by shareholders of the corresponding Forum Series pursuant to the Reorganization will equal the aggregate tax basis of the Forum Series shares surrendered in exchange therefor, and the shareholder's holding period for those Integrity Series' shares will include the period that the shareholder held the Forum Series shares exchanged therefor, provided that the shareholder held such Forum Series shares as a capital asset at the Effective Time;

   6. Each Integrity Series' basis in the assets of the corresponding Forum Series acquired will equal the Forum Series' basis in such assets immediately before the Reorganization and the Integrity Series' holding period for the assets will include the period during which the Forum Series held the assets; and

   7. Each Integrity Series will succeed to and take into account the items of the corresponding Forum Series described in Code Section 381(c), including the earnings and profits, or deficit in earnings and profits, of the corresponding Forum Series as of the Effective Time. Each Integrity Series will take these items into account subject to the conditions and limitations specified in Code Sections 381, 382, 383 and 384 and applicable regulations thereunder.


   Shareholders of each Forum Series should consult their tax advisers regarding the effect on them, if any, of the Reorganization in which that Forum Series is participating in light of their individual circumstances. Because the foregoing discussion only relates to the federal income tax consequences of the Reorganizations, those shareholders also should consult their tax advisers about state and local tax consequences, if any, of that Reorganization.

                              PERFORMANCE

   FIA's discussion of the factors that materially affected the performance of Forum ME Fund and Forum NH Fund during their most recently completed fiscal year together with the underlying performance information contained in each Forum Series' most recent annual report dated March 31, 2003 follows as

Exhibit B. No prior performance information is provided for either Integrity Series, as neither Series will commence operations until after the Reorganization in which it is participating.

                            CAPITALIZATION

   The following table sets forth the capitalization of each Forum Series as of March 31, 2003 and, on a pro forma basis, the capitalization of each Integrity Fund as of March 31, 2003, assuming that the Plan is approved. Pro-forma capitalization information is provided for each Integrity Series, as neither fund will have commenced operations prior to the Reorganization in which it is participating.

                     FORUM ME FUND - INTEGRITY ME FUND

                                   FORUM ME FUND               PRO FORMA
                                                           INTEGRITY ME FUND
----------------------------------------------------------------------------
Net Assets                         $37,847,214                $37,847,214
----------------------------------------------------------------------------
Net Asset Value Per Share             $11.35                     $11.35
----------------------------------------------------------------------------
Shares Outstanding                  3,335,874                   3,335,874
----------------------------------------------------------------------------


                    FORUM NH FUND - INTEGRITY NH FUND

                                   FORUM NH FUND               PRO FORMA
                                                           INTEGRITY NH FUND
----------------------------------------------------------------------------
Net Assets                         $10,197,613                $10,197,613
----------------------------------------------------------------------------
Net Asset Value Per Share            $10.88                      $10.88
----------------------------------------------------------------------------
Shares Outstanding                  937,517                     937,517
----------------------------------------------------------------------------


                          VOTING INFORMATION

   This Proxy Statement/Prospectus is being furnished by the Forum Board in connection with the solicitation of proxies for the Special Meeting of Forum Series shareholders. Solicitation of proxies will be primarily by mail. Officers of Forum may also solicit proxies by telephone, facsimile, or in person. The costs of solicitation will be borne by the FFG and are estimated to be under $1,000.

   Each share of each Forum Series is entitled to one vote. Approval of the Plan by each Forum Series requires the affirmative vote of the lesser of (a) 67% or more of the shares of the Forum Series present at the Special Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding shares of the Forum Series. Shareholders holding one third of the outstanding shares of each Forum Series as of the Record Date (defined below) present in person or by proxy will constitute a quorum for the transaction of business at the Special Meeting.

   For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not votes cast at the Special Meeting and therefore will have the effect of voting "AGAINST" the proposal. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners and other persons entitled to vote for which the broker lacks discretionary voting authority.

   Please refer to the enclosed proxy card for instructions on how to cast your vote.

   Any shareholder may revoke his or her proxy at any time before it is voted by giving written notice of revocation or by executing and delivering a later dated proxy to FSS at P.O. Box 446, Portland, Maine, 04112, or by personally casting a vote at the Meeting. To change a vote by written notice of revocation, you must provide FSS with a "Revocation Letter" that:

   *   Identifies yourself;

   * States that as shareholder of a Forum Series, you revoke your prior decisions as set forth in the previously returned Proxy Card; and

   * Indicates your approval, disapproval or abstention from voting on the Plan.

   If you do not specify a choice on a proxy card that is properly executed and returned in time to be voted at the Special Meeting, it will be voted "FOR" the approval of the Plan.

   If you do not plan to attend the Special Meeting of Shareholders of the Forum Series in which you invest on December 15, 2003, your vote must be received on or before December 14, 2003. If you return your proxy card by that date but abstain from voting, you will be treated as having voted "AGAINST" the Plan.

   It is not anticipated that any matters other than the approval of the Plan will be brought before the meeting. Should other business be brought before the meeting, it is intended that all proxies will be voted in accordance with the judgment of the persons named as proxies. If sufficient votes in favor of approving the Plan are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting for a reasonable period of time to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. Proxies executed "FOR" the proposal will be voted "FOR" adjournment. Proxies executed "AGAINST" the proposal will be voted "AGAINST" adjournment. The costs of any additional solicitation and of any adjourned session will be paid by FFG.

INSTRUCTIONS FOR SIGNING PROXY CARDS

   The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Forum Series involved in validating your vote if you fail to sign your proxy card properly.

      Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

      Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

      All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:


      REGISTRATION                                 VALID SIGNATURE
      ------------                                 ---------------
      Corporate Accounts
      ------------------
     (1)  ABC Corp...............................  ABC Corp.
                                                   John Doe, Treasurer
     (2)  ABC Corp...............................  John Doe, Treasurer
     (3)  ABC Corp. c/o John Doe, Treasurer......  John Doe
     (4)  ABC Corp. Profit Sharing Plan..........  John Doe, Director

      Partnership Accounts
      --------------------
     (1)  The XYZ Partnership....................  Jane B. Smith, Partner
     (2)  Smith and Jones, Limited Partnership...  Jane B. Smith, General Partner

      Trust Accounts
      --------------
     (1)  ABC Trust Account......................  Jane B. Doe, Director
     (2)  Jane B. Doe, Director u/t/d 12/28/78...  Jane B. Doe

      Custodial or Estate Accounts
      ----------------------------
      John B. Smith, Cust. f/b/o John B. Smith, Jr.
          UGM/UTMA...............................  John B. Smith
     (2)Estate of John B. Smith..................  John B. Smith, Executor


INFORMATION REGARDING SHARES OF EACH FORUM SERIES OUTSTANDING

   Only shareholders of a Forum Series on October 27, 2003 ("Record Date") are entitled to notice of and to vote at the Special Meeting. As of October 27, 2003, there were 3,070,940.171 shares outstanding of Forum ME Fund and 772,708.387 shares outstanding of Forum NH Fund.

   From time to time, certain shareholders may own a large percentage of the shares of a Forum Series. Accordingly, those shareholders may be able to greatly affect (if not determine) the outcome of a shareholder vote. As of October 27, 2003, and to the best of Forum's knowledge and belief, no persons beneficially owned 25% or more of the shares of a Forum
Series.


   As of October 27, 2003, and to the best of Forum's knowledge, the following shareholders owned beneficially or of record 5% or more of a Forum Series:

NAME                           NUMBER OF                   PERCENTAGE OF
ADDRESS                      SHARES OWNED                FUND SHARES OWNED
----------------------------------------------------------------------------
FORUM NH FUND
----------------------------------------------------------------------------
Primevest Financial
Services
Richard W. Aho
400 First Street
South, Suite 300
P.O. Box 283
St. Cloud, Minnesota
56302                        94,568.179                         12.24%

----------------------------------------------------------------------------


   As of October 27, 2003, Forum's Trustees and officers, as a group, owned less than 1% of each Forum Series.

INFORMATION REGARDING SHARES OF EACH INTEGRITY SERIES OUTSTANDING

   As of October 27, 2003, neither Integrity Series had any shareholders.
Prior to the completion of the Reorganization, each Integrity Series will have nominal assets. Each Integrity Series will not commence operations until after the Reorganization in which it is participating.

                         ADDITIONAL INFORMATION

LEGAL MATTERS

   Seward & Kissel LLP ("S&K") serves as counsel for each Forum Series and Forum. S&K does not represent FIA or FFS regarding the Plan or any related transaction. Kirkpatrick & Lockhart LLP ("K&L") serves as counsel to Forum's Independent Trustees and does not represent FIA, FFS, or Forum regarding the Plan or any related transaction.

   Chapman and Cutler LLP serve as counsel for each Integrity Series and Integrity with respect to the Reorganizations.

EXPERTS
   Deloitte & Touche LLP ("Deloitte & Touche") are the independent accountants for each Forum Series. Deloitee & Touche is considered to be an expert due to its experience in auditing and accounting.

   Please refer to Exhibit C to this Proxy Statement/Prospectus for financial highlight information for the Forum Series.

   Brady, Martz & Associates, P.C. ("Brady, Martz") are the independent accountants for each Integrity Series. Brady, Martz is considered to be an expert due to its experience in auditing and accounting. Financial highlight information is not included for either Integrity Series, as neither fund will commence operations until after the Reorganization in which it is participating.

INTERESTED PERSONS

   As a result of the Reorganizations, FIA will receive from Integrity Mutual Funds, Inc., the parent company of each Integrity Series' investment adviser, an amount equal to 1.00% of the Forum Series' aggregate net assets as of business day immediately preceding the Closing Date and 0.75% of the aggregate net assets of the Integrity Series' as of the business day immediately preceding the first anniversary of the Closing Date pursuant to the Purchase and Sale Agreement. As a controlling shareholder of FIA, John Y. Keffer will indirectly benefit from the receipt by FIA of this Purchase Price.

   Mr. Robert Walstad, President of Integrity, and Mr. Peter Quist, an officer of Integrity, are shareholders of Integrity Mutual Funds, Inc., the parent of the adviser, distributor and certain other service providers to the Integrity Series. Accordingly, they may indirectly benefit from the receipt of service fees as well as Rule 12b-1 distribution/service fees and other fees paid by each Integrity Series to the adviser, distributor and its affiliates.

INFORMATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

   This Proxy Statement/Prospectus and the related Statement of Additional Information does not contain all of the information set forth in the registration statements and exhibits of each Forum Series or Integrity Series filed with the SEC under the Securities Act of 1933, as amended, and the 1940 Act.

   Forum, on behalf of each Forum Series, and Integrity, on behalf of each Integrity Series, file proxy materials, reports and other information with the SEC in accordance with the informational requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act. These materials can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street
NW, Washington, D.C. 20549, and at the SEC's regional and district offices located at 73 Tremont Street, Suite 600, Boston, MA 02108-3912, 601 Walnut Street, Suite 1120E, Philadelphia, PA 19106 3475 Lenox Road, N.E., Suite 1000, Atlanta, GA 30326 and 175 Jackson Boulevard, Suite 900, Chicago, IL 60604. Copies of such materials can also be obtained by mail from the Public Reference Branch, Office of Consumer Affairs and Information Services, SEC, Washington, D.C. 20549 at prescribed rates. The SEC maintains a website at http://www.sec. gov that contains information regarding Forum, Integrity, and other registrants that file information electronically with the SEC.

                                EXHIBIT A

                                FORM OF
                  AGREEMENT AND PLAN OF REORGANIZATION

                 AGREEMENT AND PLAN OF REORGANIZATION


   This AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") is made as of this ____ day of _____________, 2003, by and between Forum Funds (the "Trust"), a Delaware statutory trust, for itself and on behalf of its series listed in the Target Funds column below (each a "Target Fund"), and Integrity Managed Portfolios, a Massachusetts business trust ("Integrity"), for itself and on behalf of its series listed in the Acquiring Funds column below (each an "Acquiring Fund").

          ACQUIRING FUNDS                             TARGET FUNDS
-------------------------------------------------------------------------------
    Integrity Maine Municipal Fund               Maine TaxSaver Bond Fund
-------------------------------------------------------------------------------
Integrity New Hampshire Municipal Fund       New Hampshire TaxSaver Bond Fund
-------------------------------------------------------------------------------

   WHEREAS, the Trust and Integrity are open-end management investment companies registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");

   WHEREAS, the parties desire that the Acquiring Fund acquire the assets and assume the liabilities of the Target Fund listed opposite the Acquiring Fund in the above table (each a "Corresponding Target Fund") in exchange for shares of equal value of the Acquiring Fund and the distribution of the shares of the Acquiring Fund to the shareholders of the Corresponding Target Fund in connection with the dissolution and liquidation of the Corresponding Target Fund (the "Reorganization");

   WHEREAS, the parties intend that all agreements, representations, actions and obligations described herein made or undertaken by the Acquiring Fund or Corresponding Target Fund are made and shall be taken or undertaken by the Trust on behalf of the Corresponding Target Fund or by Integrity on behalf of each Acquiring Fund, as appropriate. Similarly, the parties intend, if context requires, that all agreements, representations, actions and obligations described herein made or undertaken by the Trust or Integrity are made and shall be taken by the Trust on behalf of the Corresponding Target Fund or Integrity on behalf of the appropriate Acquiring Fund, as appropriate;

   WHEREAS, the parties intend that the Reorganization qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Acquiring Fund and the Corresponding Target Fund each be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Reorganization;

   WHEREAS, the parties, for convenience, have structured this Plan so that it generally refers to a single Reorganization between a single Acquiring Portfolio and its Corresponding Target Fund, but intend for this Plan and its terms and conditions to apply to each Reorganization, and that this Plan be, adopted as, a "plan of reorganization" within the meaning of the regulations under the Code ("Regulations"); and

   WHEREAS, the parties intend that the consummation of any single Reorganization shall not be contingent on consummation of any other Reorganization.

   NOW, THEREFORE, in accordance with the mutual promises described herein, the parties agree as follows:

   1.  Definitions.   The following terms shall have the following meanings:
       ------------
       1933 Act       The Securities Act of 1933, as amended.
       --------
       1934 Act       The Securities Exchange Act of 1934, as amended.
       --------

       Assets         All property and assets of any kind and all interests,
       ------         rights, privileges and powers of or attributable to the
                      Target Fund whether or not determinable at the Effective
                      Time and wherever located. Assets include all cash, cash equivalents, securities, claims (whether absolute or contingent, Known or unknown, accrued or unaccrued or conditional or unmatured), contract rights and receivables (including dividend and interest receivables) owned by or attributed to the Target Fund and any deferred or prepaid expense shown as an asset on the Target Fund's books.

       Business Day   Each weekday that the New York Stock Exchange is open or,
       ------------   under unusual circumstances, as deemed by the Trust's
                      officers.

       Assets List    A list of securities and other Assets and Known
       -----------    Liabilities of or attributable to the Target Fund as of
                      the date provided to the Trust.

       Closing Date   December 19, 2003, or such other date as the parties may
       ------------   agree to in writing.

       Effective Time 9:00 a.m. Eastern time on the Business Day following the -------------- Closing Date, or such other time as the parties may agree to in writing.

       Fund           The Acquiring Fund or the Target Fund as the context may
       ----           require.

       Know, Known
       -----------
       or Knowledge   Known after reasonable inquiry.
       ------------

       Liabilities    All liabilities of, allocated or attributable to the
       -----------    Target Fund, whether Known or unknown, accrued or
                      unaccrued, absolute or contingent or conditional or unmatured.

       N-14 Registration
       -----------------
       Statement      Integrity's Registration Statement on Form N-14 under the
       ---------      1940 Act that will register the shares of the Acquiring
                      Fund to be issued in the Reorganization and will include the proxy materials necessary for shareholders of the Target Fund to approve the Reorganization.

       Material
       ---------
       Agreements     The agreements set forth in Schedule A.
       ----------
       Net Value
       ---------
       of Assets      Value of Assets, determined in accordance with Section
       ---------      3(d), net of Liabilities.

       Reorganization
       --------------
       Documents     Such bills of sale, assignments, assumptions, and other
       ---------     instruments as desirable for the Target Fund to transfer
                     to the Acquiring Fund all right and title to and interest in the Assets and for the Acquiring Fund to assume the Liabilities.

       Schedule A    Schedule A to this Plan.
       ----------
       Schedule B    Schedule B to this Plan.
       ----------
       Target
       ------
       Financial
       ---------
       Statements    The audited financial statements of the Target Fund for
       ----------    its most recently completed fiscal year and, if
                     applicable, the unaudited financial statements of the Target Fund for its most recently completed semi-annual period.

       Valuation
       ---------
       Time          The time on the Closing Date, the Business Day immediately
       ----          preceding the Closing Date if the Closing Date is not a
                     Business Day, or such other date as the parties may agree to in writing, that Integrity determines the Net Value of Assets of the Acquiring Fund and the Trust determines the Net Value of Assets of or attributable to the Target Fund.
                     Unless otherwise agreed to in writing, the Valuation Time shall be at the time of day then set forth in the Acquiring Fund's and Target Fund's Registration Statement on Form N-1A as the time of day at which net asset value is calculated.

       2.   Regulatory Filings and Shareholder Action.
            ------------------------------------------

      (a) Integrity shall promptly file the N-14 Registration Statement with the SEC. The Trust and the Target Fund shall promptly prepare and file any other appropriate regulatory filings, including, without limitation, filings with federal, state or foreign securities regulatory authorities.

      (b) The parties shall seek an order of the SEC, if appropriate, providing them with any necessary relief from Section 17 of the 1940 Act to permit them to consummate the transactions contemplated by this Plan.

      (c) As soon as practicable after the effective date of the N-14 Registration Statement, the Trust shall hold a meeting of the Target Fund's shareholders to consider and approve this Plan and such other matters as the Trust's Board of Trustees may determine.

       3.   Transfer of Assets and Related Transactions.  The Trust and
            --------------------------------------------
            Integrity shall take the following steps with respect to the
            Reorganization:

      (a) On or prior to the Closing Date, the Trust shall (1) endeavor to pay or make reasonable provision to pay all of the Liabilities, expenses, costs and charges of or attributable to the Target Fund that are Known to the Trust and that are due and payable as of the Closing Date, and (2) the Target Fund shall declare and pay to its shareholders a dividend and/or other distribution in an amount large enough so that it will have distributed substantially all (and in any event not less than 90%) of its "investment company taxable income" (as defined in section 852(b)(2) of the Code, computed without regard to any deduction for dividends paid) and substantially all of its "net capital gain," if any (as defined in section 1222(11) for the current taxable year through the Effective Time.

      (b) At the Effective Time, the Trust shall assign, transfer, deliver and convey all of the Assets to the Acquiring Fund, subject to all of the Liabilities. Integrity shall then accept the Assets and assume the Liabilities such that at and after the Effective Time
            (i) all of the Assets shall become and be the assets of the Acquiring Fund and (ii) all of the Liabilities shall attach to the Acquiring Fund, enforceable against the Acquiring Fund to the same extent as if initially incurred by the Acquiring Fund.

      (c) Within a reasonable time prior to the Closing Date, the Trust shall provide the Assets List to Integrity. The parties agree that the Target Fund may sell any asset on the Assets List prior to the Effective Time. After the Trust provides the Assets List, the Target Fund will not acquire any additional securities or permit to exist any encumbrances, rights, restrictions or claims not reflected on the Assets List, without the prior consent of Integrity. Within a reasonable time after receipt of the Assets List and prior to the Closing Date, Integrity will advise the Trust of any investments shown on the Assets List that Integrity has determined to be inconsistent with the investment objective, policies and restrictions of the Acquiring Fund. The Target Fund will dispose of any such securities prior to the Closing Date to the extent practicable and consistent with applicable legal requirements, including the Target Fund's investment objective, policies and restrictions. In addition, if Integrity determines that, as a result of the Reorganization the Acquiring Fund would own an aggregate amount of an investment that would exceed a percentage limitation applicable to the Acquiring Fund, Integrity will advise the Trust in writing of any such limitation and the Target Fund shall dispose of a sufficient amount of such investment as may be necessary to avoid violating the limitation as of the Effective Time, to the extent practicable and consistent with applicable legal requirements, including the Target Fund's investment objective, policies and restrictions.

      (d) The Target Fund shall assign, transfer, deliver and convey the Assets to the Acquiring Fund at the Effective Time on the following bases:

           (1) In exchange for the transfer of the Assets, Integrity shall simultaneously issue and deliver to the Target Fund full and fractional shares of beneficial interest of the Acquiring Fund. Integrity shall determine the number of shares of the Acquiring Fund to be issued by dividing the Net Value of Assets of the Target Fund by the net asset value of one Acquiring Fund share, which shall be the net asset value of the Target Fund calculated on the Closing Date. Based on this calculation, Integrity shall issue shares of beneficial interest of the Acquiring Fund with an aggregate net asset value equal to the Net Value of Assets of the Target Fund.

           (2) The parties shall determine, as of the Valuation Time, the Net Asset Value of the Acquiring Fund shares to be delivered and the Net Asset Value of the Assets to be conveyed, substantially in accordance with the Trust's current valuation procedures. The parties shall make all computations to the fourth decimal place or such other decimal place as the parties may agree to in writing.

           (3) The Trust shall transfer the Assets with good and marketable title to Integrity's custodian for the account of the Acquiring Fund. The Trust shall transfer all of the Target Fund's cash in the form of immediately available funds payable to the order of Integrity's custodian for the account of the Acquiring Fund. The Trust shall transfer any of the Assets that were not transferred to Integrity's custodian at the Effective Time to Integrity's custodian at the earliest practicable date thereafter.

      (e) The steps set forth in Section 3(d), together with all other related acts necessary to consummate the Reorganization, shall occur at the Trust's principal office on the Closing Date, or at such other place as the parties may agree on. All steps and acts shall be deemed to take place simultaneously at the Effective Time.

      (f) Promptly after the Closing Date (usually within one week), the Trust will deliver to Integrity the Statement of Assets and Liabilities of the Target Fund as of the Closing.

       4.   Dissolution and Liquidation of the Target Fund, Registration of
            ----------------------------------------------------------------
            Shares and Access to Records.  The Trust and Integrity also shall
            -----------------------------
            take the following steps in connection with the Reorganization:

      (a) At or as soon as reasonably practical after the Effective Time, the Target Fund shall dissolve and liquidate by transferring to shareholders of record full and fractional shares of beneficial interest of the Acquiring Fund equal in value to the shares of the Target Fund held by the shareholder. Each Target Fund shareholder also shall have the right to receive any unpaid dividends or other distributions that the Target Fund declared with respect to the shareholder's Target Fund shares at or before the Effective Time. Integrity shall record on its books the ownership by the shareholders of the Acquiring Fund shares; the Target Fund shall simultaneously redeem and cancel on its books all of its issued and outstanding shares. The Trust shall then wind up the affairs of the Target Fund and take all steps as are necessary and proper to terminate the Target Fund as soon as is reasonably possible (but in no event more than six months) after the Effective Time and in accordance with all applicable laws and regulations.

      (b) If a Target Fund shareholder requests a change in the registration of the shareholder's Acquiring Fund shares to a person other than the shareholder, the Acquiring Fund shall require the shareholder to (i) furnish the Acquiring Fund with an instrument of transfer properly endorsed, accompanied by any required signature guarantees and otherwise in proper form for transfer; (ii) if any of the shares is outstanding in certificate form, deliver to the Acquiring Fund the certificate representing such shares; and (iii) pay to the Acquiring Fund any transfer or other taxes required by reason of such registration or establish to the reasonable satisfaction of the Acquiring Fund that such tax has been paid or does not apply.

      (c) At and after the Closing Date, the Trust shall provide Integrity and its transfer agent with immediate access to: (i) all records containing the names, addresses and taxpayer identification numbers of all of the Target Fund shareholders and the number and percentage ownership of the outstanding shares of the Target Fund owned by each shareholder as of the Effective Time and (ii) all original documentation (including all applicable Internal Revenue Service forms, certificates, certifications and correspondence) relating to the Target Fund shareholders' taxpayer identification numbers and their liability for or exemption from back-up withholding. The Trust shall preserve and maintain, or shall direct its service providers to preserve and maintain, its records as required by Section 31 of and Rules 31a-1 and 31a-2 under the 1940 Act.

       5.   Certain Representations, Warranties and Agreements of the Trust.
            ----------------------------------------------------------------
            The Trust, on behalf of itself and, as appropriate, the Target Fund, represents and warrants to, and agrees with, Integrity as follows:

      (a) The Trust is a statutory trust, validly existing and in good standing under the laws of the State of Delaware. The Board of Trustees of the Trust has duly established and designated the Target Fund as a series of the Trust. The Trust is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect. Before January 1, 1997, the Trust "claimed" classification for federal tax purposes as an association taxable as a corporation and has not elected otherwise since.

      (b) The Trust has the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and Assets, to carry on its business as now being conducted and described in its currently effective Registration Statement on Form N-1A, to enter into this Plan and to consummate the transactions contemplated herein.

      (c) The Board of Trustees of the Trust has duly authorized the execution and delivery of this Plan and the transactions contemplated herein. Duly authorized officers of the Trust have executed and delivered this Plan. Assuming due execution and delivery of this Plan by Integrity, this Plan represents a valid and binding contract, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and, subject to the approval of shareholders referenced in Section 2(c), the consummation of the transactions contemplated by this Plan will not, violate the Trust's Trust Instrument, By-Laws or any Material Agreement. Except for the approval of Target Fund shareholders, the Trust does not need to take any other action to authorize its officers to effectuate this Plan and the transactions contemplated herein.

      (d)   The Target Fund is a "fund" (as defined in Section 851(g)(2) of the
            Code); it has qualified for treatment as a regulated investment company ("RIC") under Part I of Subchapter M of Subtitle A,
            Chapter 1, of the Code, for each taxable year since the commencement of its operations and qualifies and shall continue to qualify for treatment as a RIC during its current taxable year, which includes the Effective Time; it will invest its assets at all times and through the Effective Time in a manner that ensures compliance with the foregoing; and it has no earnings and profits accumulated in any taxable year in which the provisions of such Subchapter M did not apply to it.

      (e) The materials included within the N-14 Registration Statement when filed with the SEC, when Part A of the N-14 Registration Statement is distributed to shareholders, at the time of the Target Fund shareholder meeting and at the Effective Time, insofar as they relate to the Trust and the Target Fund (i) shall comply in all material respects with the applicable provisions of the 1933 Act and the 1940 Act, the rules and regulations thereunder and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

      (f) The Trust has duly authorized and validly issued all of its issued and outstanding shares of the Target Fund and all of the shares are validly outstanding, fully paid and non-assessable, and are offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws. There are no outstanding options, warrants or other rights to subscribe for or purchase Target Fund shares, nor are there any securities convertible into Target Fund shares.

      (g) The Trust shall operate the business of the Target Fund in the ordinary course between the date hereof and the Effective Time, it being agreed that such ordinary course of business will include the declaration and payment of customary dividends and other distributions and any other distributions deemed advisable in anticipation of the Reorganization (including distributions pursuant to Section 3(a)(2) hereof). From the date it commenced operations through the Effective Time, the Target Fund shall conduct its "historic business" (within the meaning of Section 1.368-1(d)(2) of the Regulations) in a substantially unchanged manner; and before the Effective Time, the Target Fund will not
            (a) dispose of and/or acquire any Assets (i) for the purpose of satisfying the Acquiring Fund's investment objective or policies or (ii) for any other reason except in the ordinary course of its business as a RIC, or (b) otherwise change its historic investment policies.

      (h) At the Effective Time, the Target Fund will have good and marketable title to the Assets and full right, power and authority to assign, transfer, deliver and convey the Assets.

      (i) The Target Financial Statements, copies of which have been previously delivered to the Trust, fairly present the financial position of the Target Fund as of its most recent fiscal year-end and the results of its operations and changes in its net assets for the periods indicated. The Target Financial Statements are in accordance with generally accepted accounting principles consistently applied.

      (j) To the Knowledge of the Trust, the Target Fund has no liabilities, whether or not determined or determinable, other than the Liabilities disclosed or provided for in the Target Financial Statements or Liabilities incurred in the ordinary course of business subsequent to the date of the Target Financial Statements, and Liabilities set forth in the Assets List.

      (k) Other than the claims, actions, suits, investigations or proceedings set forth on Schedule B, the Trust does not Know of any claims, actions, suits, investigations or proceedings of any type pending or threatened against it or the Assets or its businesses. The Trust does not Know of any facts that it currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, investigation or proceeding against the Target Fund. For purposes of this provision, investment underperformance or negative investment performance shall not be deemed to constitute such facts, provided all required performance disclosures have been made.
            Other than the orders, decrees or judgments set forth on Schedule B, the Target Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or the Assets or its ability to consummate the transactions contemplated by the Plan.

      (l) Except for contracts, agreements, franchises, licenses or permits entered into or granted in the ordinary course of its business or listed in Schedule A, in each case under which no material default exists, the Trust is not a party to or subject to any material contract, debt instrument, employee benefit plan, lease, franchise, license or permit of any kind or nature whatsoever on behalf of the Target Fund.

      (m) The Trust has filed the federal income tax returns of the Target Fund, copies of which have been previously delivered to Integrity, for all taxable years to and including the Target Fund's most recently completed taxable year, and has paid all taxes payable pursuant to such returns. No such return is currently under audit and no assessment has been asserted with respect to such returns.

      (n) Since the date of the Target Financial Statements, there has been no material adverse change in the financial condition, results of operations, business, properties or assets of the Target Fund. For all purposes under this Plan, investment underperformance, negative investment performance and/or investor redemptions shall not be considered material adverse changes, provided all required performance disclosures have been made. The Target Fund incurred the Liabilities in the ordinary course of its business.

      (p) During the five-year period ending at the Effective Time, (a) neither the Target Fund nor any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to it will have acquired Target Fund shares, either directly or through any transaction, agreement, or arrangement with any other person, with consideration other than Acquiring Fund shares or Target Fund shares, except for shares redeemed in the ordinary course of the Target Fund's business as a series of an open-end investment company as required by section 22(e) of the 1940 Act, and (b) no distributions will have been made with respect to Target Fund shares, other than normal, regular dividend distributions made pursuant to the Target Fund's historic dividend-paying practice and other distributions that qualify for the deduction for dividends paid (within the meaning of section 561 of the Code) referred to in sections 852(a)(1) and 4982(c)(1)(A) of the Code.

      (q) Not more than 25% of the value of the Target Fund's total assets (excluding cash, cash items and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers.

       6.   Certain Representations, Warranties and Agreements of Integrity.
            ----------------------------------------------------------------
            Integrity, on behalf of itself and, as appropriate, the Acquiring Fund, represents and warrants to, and agrees with the Trust as follows:

      (a) Integrity is organized as a business trust duly created, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Board of Trustees of Integrity has duly established and designated the Acquiring Fund as a series of Integrity. Integrity is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect. Integrity's Registration Statement relating to the Acquiring Fund will be effective with the SEC prior to the effectiveness of the N-14 Registration Statement. Before January 1, 1997, Integrity "claimed" classification for federal income tax purposes as an association taxable as a corporation and has not elected otherwise since.

      (b) Integrity has the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and assets, to carry on its business as now being conducted and described in its currently effective Registration Statement on Form N-1A, to enter into this Plan and to consummate the transactions contemplated herein.

      (c) The Board of Trustees of Integrity has duly authorized the execution and delivery of this Plan and the transactions contemplated herein. Duly authorized officers of Integrity have executed and delivered this Plan. Assuming due execution and delivery of this Plan by the Trust, this Plan represents a valid and binding contract, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated by this Plan will not, violate Integrity's Agreement and Declaration of Trust, By-Laws or any Material Agreement. Integrity does not need to take any other action to authorize its officers to effectuate the Plan and the transactions contemplated herein.

      (d) The Acquiring Fund is a "fund" (as defined in Section 851(g)(2) of the Code); it shall qualify for treatment as a RIC under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, for its current taxable year, which includes the Effective Time; it will invest its assets at all times and through the Effective Time in a manner that ensures compliance with the foregoing; and it has no earnings and profits accumulated in any taxable year in which the provisions of such Subchapter M did not apply to it.

      (e) The materials included within the N-14 Registration Statement when filed with the SEC, when Part A of the N-14 Registration Statement is distributed to shareholders, at the time of the Target Fund shareholder meeting and at the Effective Time of the Reorganization, insofar as they relate to Integrity and the Acquiring Fund (i) shall comply in all material respects with the applicable provisions of the 1933 Act and the 1940 Act, the rules and regulations thereunder and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

      (f) There shall be no issued and outstanding shares of the Acquiring Fund prior to the Closing Date other than shares issued to Integrity Mutual Funds, Inc. or its affiliates in order to approve certain Acquiring Fund start-up matters. Integrity shall duly authorize the Acquiring Fund shares to be issued and delivered to the Target Fund as of the Effective Time. When issued and delivered, the Acquiring Fund shares shall be duly and validly issued, fully paid and non-assessable, and no shareholder of the Acquiring Fund shall have any preemptive right of subscription or purchase in respect of them. There are no outstanding options, warrants or other rights to subscribe for or purchase Acquiring Fund shares, nor are there any securities convertible into Acquiring Fund shares.

      (g) Integrity will not commence the operations of the Acquiring Fund prior to the Effective Time.

      (h) Integrity does not Know of any claims, actions, suits, investigations or proceedings of any type pending or threatened against the Acquiring Fund or its assets or businesses. There are no facts that Integrity currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, investigation or proceeding against the Acquiring Fund. The Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or assets or its ability to consummate the transactions contemplated herein.

      (i) Except for contracts, agreements, franchises, licenses or permits entered into or granted in the ordinary course of its business, in each case under which no material default exists, Integrity is not a party to or subject to any material contract, debt instrument, employee benefit plan, lease, franchise, license or permit of any kind or nature whatsoever on behalf of the Acquiring Fund.

      (j) No consideration other than Acquiring Fund shares (and the Acquiring Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization.

      (k) The Acquiring Fund has no plan or intention to issue additional Acquiring Fund shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does the Acquiring Fund, or any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to it, have any plan or intention to acquire -- during the five-year period beginning at the Effective Time, either directly or through any transaction, agreement, or arrangement with any other person, any Acquiring Fund shares issued to the Target Fund's shareholders pursuant to the Reorganization, except for redemptions in the ordinary course of such business as required by section 22(e) of the 1940 Act.

      (l) Following the Reorganization, the Acquiring Fund (a) will continue the Target Fund's "historic business" (within the meaning of section 1.368-1(d)(2) of the Regulations) or (b) will use a significant portion of the Target Fund's "historic business assets" (within the meaning of section 1.368-1(d)(3) of the Regulations) in a business; in addition, the Acquiring Fund (c) has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its status as a RIC and (d) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain such status.

      (m) There is no plan or intention for the Acquiring Fund to be dissolved or merged into another business trust or a corporation or any "fund" thereof (as defined in section 851(g)(2) of the Code) following the Reorganization.

      (n) Immediately after the Reorganization, (a) not more than 25% of the value of the Acquiring Fund's total assets (excluding cash, cash items and U.S. government securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers.

      (o) The Acquiring Fund does not directly or indirectly own, nor at the Effective Time will it directly or indirectly own, nor has it directly or indirectly owned at any time during the past five years, any shares of the Target Fund.

      (p) During the five-year period ending at the Effective Time, neither the Acquiring Fund nor any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to it will have acquired Target Fund shares with consideration other than Acquiring Fund shares.

      (q) Integrity has made all state filings to register the Acquiring Fund in each jurisdiction that the Target Fund is currently registered and all necessary steps have been taken under all relevant jurisdictions' securities laws to consummate the Reorganization.

      (r) The Acquiring Fund will invest its assets in accordance with the disclosures contained in its current Prospectus and Statement of Additional Information.

       6A.  Additional Representations, Warranties and Agreements of the Trust
            -------------------------------------------------------------------
            and Integrity. The Trust, on behalf of itself and, as appropriate, -------------- the Target Fund, represents and warrants to, and agrees with, Integrity, and Integrity, on behalf of itself and, as appropriate, the Acquiring Fund, represents and warrants to, and agrees with, the Trust, as follows:

      (a) The fair market value of the Acquiring Fund shares each Target Fund shareholder receives will be approximately equal to the fair market value of the Target Fund shares it surrenders in exchange therefor.

      (b) The respective management of the Trust and Integrity (a) is unaware, without making independent inquiry, of any plan or intention of the Target Fund's shareholders to redeem, sell or otherwise dispose of (i) any portion of their Target Fund shares before the Reorganization to any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to either the Acquiring Fund or the Target Fund or (ii) any portion of the Acquiring Fund shares they receive in the Reorganization to any person "related" (within such meaning) to the Acquiring Fund, (b) does not anticipate dispositions of those Acquiring Fund shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of shares of the Target Fund as a series of an open-end investment company, (c) expects that the percentage of Target Fund shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be de minimis, and (d) does not anticipate that there will be extraordinary redemptions of Target Fund shares immediately following the Reorganization.

      (c) Each Target Fund shareholder will pay his or her own expenses (including fees of personal investment or tax advisors for advice regarding the Reorganization), if any, he or she incurs in connection with the Reorganization.

      (d) The fair market value of the Assets on a going concern basis will equal or exceed the Liabilities to be assumed by the Acquiring Fund and those to which the Assets are subject.

      (e) There is no intercompany indebtedness between the Acquiring Fund and the Target Fund that was issued or acquired, or will be settled, at a discount.

      (f) Pursuant to the Reorganization, the Target Fund will transfer to the Acquiring Fund, and the Acquiring Fund will acquire, at least 90% of the fair market value of the net Assets, and at least 70% of the fair market value of the gross Assets, the Target Fund held immediately before the Reorganization. For the purposes of the foregoing, any amounts the Target Fund uses to pay its

            Reorganization expenses and to make redemptions and distributions immediately before the Reorganization (except (a) redemptions in the ordinary course of its business required by section 22(e) of the 1940 Act and (b) regular, normal dividend distributions made to conform to its policy of distributing all or substantially all of its income and gains to avoid the obligation to pay federal income tax and/or the excise tax under section 4982 of the Code) will be included as Assets held thereby immediately before the Reorganization.

      (g) None of the compensation received by any Target Fund shareholder who is an employee of or service provider to the Target Fund will be separate consideration for, or allocable to, any of the Target Fund shares that shareholder held; none of the Acquiring Fund shares any such shareholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement or other service agreement; and the consideration paid to any such shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

      (h) The aggregate value of the acquisitions, redemptions and distributions limited by Sections 5(p), 6(k) and 6(p) will not exceed 50% of the value (without giving effect to such acquisitions, redemptions, and distributions) of the proprietary interest in the Target Fund at the Effective Time.

      (i) The shareholders of the Target Fund will receive no consideration pursuant to the Reorganization other than Acquiring Fund shares.

      (j) The sum of (a) the expenses incurred by Forum pursuant to the Plan and (b) the liabilities of the Target Fund to be assumed by the Acquiring Fund in the Reorganization will not exceed 20% of the fair market value of the assets of the Target Fund transferred to the Acquiring Fund pursuant to the Reorganization.

       7.   Conditions to the Trust's Obligations.  The obligations of the
            --------------------------------------
            Trust set forth herein shall be subject to the following conditions precedent:

      (a) Integrity shall have duly executed and delivered its applicable Reorganization Documents to the Trust.

      (b) The Target Fund's shareholders shall have approved this Plan in the manner required by the Trust's Trust Instrument, Bylaws, and applicable law. If the Target Fund shareholders fail to approve this Plan, that failure shall release the Trust of its obligations under this Plan.

      (c) Integrity shall have delivered to the Trust a certificate dated as of the Closing Date and executed in its name by the Secretary or Assistant Secretary of Integrity, in a form reasonably satisfactory to the Trust, stating that the representations and warranties of Integrity in this Plan are true and correct in all material respects at and as of the Effective Time.

      (d) The Trust shall have received an opinion of Chapman & Cutler LLP, as counsel to Integrity, in form and substance reasonably satisfactory to the Trust and dated as of the Closing Date, substantially to the effect that:

           (1) Integrity is a business trust duly created, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is an open-end, management investment company registered under the 1940 Act;

           (2) The Plan has been duly authorized, executed and delivered by Integrity, and assuming due authorization, execution, and delivery of this Plan by the Trust on behalf of the Target Fund, represents a legal, valid and binding contract, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and further subject to the application of equitable principles in any proceeding, whether at law or in equity or with respect to the enforcement of provisions of the Plan, and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate an implied covenant of good faith and fair dealing or would be commercially unreasonable or when default under the Plan is not material;

           (3) The shares of the Acquiring Fund to be delivered as provided for by this Plan are duly authorized and upon delivery will be validly issued, fully paid and non-assessable by Integrity;

           (4) The execution and delivery of this Plan did not, and the consummation of the Reorganization will not, violate Integrity's Agreement and Declaration of Trust or By-Laws or any Material Agreement to which Integrity is a party or by which it is bound; and

           (5) To the Knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Integrity of the Reorganization or for the execution and delivery of the Acquiring Fund's Reorganization Documents, except those that have been obtained under the 1933 Act, the 1940 Act and the rules and regulations under those Acts or that may be required under state securities laws or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the operation of the Acquiring Fund.

                 In rendering such opinion, such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion, (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and (v) rely on certificates of officers or trustees of Integrity.

      (e) The Trust shall have received an opinion of Seward & Kissel LLP with respect to the tax matters specified in Section 8(e) addressed to the Trust and Integrity in form and substance reasonably satisfactory to them, and dated as of the Closing Date (the "Tax Opinion"). In rendering the Tax Opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Plan, which such counsel may treat as representations and warrantees made to it, and in separate letters addressed to such counsel and certificates delivered pursuant to this Plan. The Tax Opinion shall comprise substantively the information listed under Section 8(e)(1)-(7) based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Plan, for federal income tax purposes.

      (f) The N-14 Registration Statement shall have become effective under the 1933 Act as to the Acquiring Fund's shares, and the SEC shall not have instituted or, to the Knowledge of the Trust, contemplated instituting, any stop order suspending the effectiveness of the N-14 Registration Statement.

      (g) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with the Reorganization.

      (h)   The SEC shall not have issued any unfavorable advisory report under
            Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act.

      (i) Integrity shall have performed and complied in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Valuation Time and Effective Time.

      (j) The Trust shall have received from Integrity a duly executed instrument whereby the Acquiring Fund assumes all of the Liabilities of or attributable to the Target Fund.

      (k) Neither party shall have terminated this Plan pursuant to Section 10 of this Plan.

      (l) The parties shall have received any necessary order of the SEC exempting the parties from the prohibitions of Section 17 of the 1940 Act or any similar relief necessary to permit consummation of the Reorganization.

      (m)   The Trust shall have received a certificate from:

            (1) Forum Financial Group, LLC stating that it will pay all of the expenses incurred by the Trust and the Target Fund in connection with the Reorganization; and

            (2) Integrity Mutual Funds, Inc. stating that it will pay all of the expenses incurred by Integrity and the Acquiring Fund in connection with the Reorganization.

      (n) The parties shall have received such assurances as they deem appropriate with respect to the audited and pro forma financial information of the Acquiring Fund and the Target Fund contained in the N-14 Registration Statement.

       8.   Conditions to Integrity's Obligations.  The obligations of
            --------------------------------------
            Integrity set forth herein shall be subject to the following conditions precedent:

      (a) The Trust shall have duly executed and delivered its applicable Reorganization Documents to Integrity.

      (b) The Target Fund's shareholders shall have approved this Plan in the manner required by the Trust's Trust Instrument, Bylaws and applicable law. If the Target Fund shareholders fail to approve this Plan, that failure shall release Integrity's obligations with respect to the Acquiring Fund under this Plan.

      (c) The Trust shall have delivered to Integrity a certificate dated as of the Closing Date and executed in its name by the Trust's Secretary or Assistant Secretary, in a form reasonably satisfactory to Integrity, stating that the representations and warranties of the Trust in this Plan are true and correct in all material respects at and as of the Effective Time.

      (d) Integrity shall have received an opinion of Seward & Kissel LLP, as counsel to the Trust, in form and substance reasonably satisfactory to Integrity and dated as of the Closing Date, substantially to the effect that:

            (1) The Trust is a Delaware statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and is an open-end, management investment company registered under the 1940 Act;

            (2) The Plan has been duly authorized, executed and delivered by the Trust and, assuming due authorization, execution and delivery of this Plan by Integrity on behalf of the Acquiring Fund, represents a legal, valid and binding contract, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and further subject to the application of equitable principles in any proceeding, whether at law or in equity or with respect to the enforcement of provisions of the Plan, and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate an implied covenant of good faith and fair dealing or would be commercially unreasonable or when default under the Plan is not material;

            (3) The execution and delivery of this Plan did not, and the consummation of the Reorganization will not, violate the Trust Instrument or By-Laws of the Trust or any Material Agreement to which the Trust is a party or by which it is bound; and

            (4) To the Knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust of the Reorganization or the execution and delivery of the Target Fund's Reorganization Documents, except those that have been obtained under the 1933 Act, the 1940 Act and the rules and regulations under those Acts or that may be required under state securities laws or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the operation of the Target Fund.

                  In rendering such opinion, such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion, (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and (v) rely on certificates of officers or trustees of the Trust.

      (e) Integrity shall have received the Tax Opinion of Seward & Kissel LLP addressed to the Trust and Integrity in form and substance reasonably satisfactory to them dated as of the Closing Date, as to the federal income tax consequences mentioned below. In rendering the Tax Opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Plan, which such counsel may treat as representations and warranties made to it, and in separate letters addressed to such counsel and certificates delivered pursuant to this Plan. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Plan, for federal income tax purposes:

            (1) The Reorganization will qualify as a "reorganization" (as defined in Code Section 368(a)) and the Acquiring Fund and the Target Fund each will be a "party to a reorganization" (within the meaning of Code Section 368(b)).

            (2) The Target Fund shareholders will recognize no gain or loss on their receipt of Acquiring Fund shares in exchange for their Target Fund shares pursuant to the Reorganization.

            (3) The Target Fund will recognize no gain or loss on the transfer of all of the Assets to the Acquiring Fund solely in exchange for Acquiring Fund shares and the assumption by the Acquiring Fund of the Liabilities pursuant to the Reorganization or on its distribution of those shares to its shareholders pursuant to its liquidation in exchange for their Target Fund shares.

            (4) The Acquiring Fund will recognize no gain or loss on its acquisition of all of the Assets solely in exchange for the Acquiring Fund shares and its assumption of the Liabilities.

            (5) The aggregate tax basis in the Acquiring Fund shares received by each Target Fund shareholder pursuant to the Reorganization will equal the aggregate tax basis of the Target Fund shares surrendered in exchange therefor, and the shareholder's holding period for those Acquiring Fund shares will include the period that the shareholder held the Target Fund shares exchanged therefor, provided that the shareholder held such Target Fund shares as a capital asset at the Effective Time.

            (6) The Acquiring Fund's basis in the Assets will equal the Target Fund's basis in the Assets immediately before the Reorganization, and the Acquiring Fund's holding period for the Assets will include the period during which the Target Fund held the Assets.

            (7) The Acquiring Fund will succeed to and take into account the items of the Target Fund described in Code Section 381(c), including the earnings and profits, or deficit in earnings and profits, of the Target Fund as of the Effective Time. The Acquiring Fund will take these items into account subject to the conditions and limitations specified in Code Sections 381, 382, 383 and 384 and applicable regulations thereunder.

      (f) The N-14 Registration Statement shall have become effective under the 1933 Act as to the Acquiring Fund's shares, and the SEC shall not have instituted or, to the Knowledge of Integrity, contemplated instituting, any stop order suspending the effectiveness of the N-14 Registration Statement.

      (g) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with the Reorganization.

      (h) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act.

      (i) The Trust shall have performed and complied in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Valuation Time and Effective Time.

      (j) Neither party shall have terminated this Plan pursuant to Section 10 of this Plan.

      (k) The parties shall have received any necessary order of the SEC exempting the parties from the prohibitions of Section 17 of the 1940 Act or any similar relief necessary to permit consummation of the Reorganization.

      (l)   Integrity shall have received a certificate from:

            (1) Forum Financial Group, LLC stating that it will pay all of the expenses incurred by the Trust and the Target Fund in connection with the Reorganization; and

            (2) Integrity Mutual Funds, Inc. stating that it will pay all of the expenses incurred by Integrity and the Acquiring Fund in connection with the Reorganization.

      (m) The parties shall have received such assurances as they deem appropriate with respect to the audited and pro forma financial information of the Acquiring Fund and the Target Fund contained in the N-14 Registration Statement.

       9.   Survival of Representations and Warranties.  The representations
            -------------------------------------------
            and warranties of the parties hereto shall survive the completion of the transactions contemplated herein.

      10.   Termination of Plan.  A majority of a party's Board of Trustees
            --------------------
            may terminate this Plan, by giving, notice to the other party at any time before the Effective Time if: (i) the party's conditions precedent set forth in Sections 7 or 8, as appropriate, are not satisfied or (ii) the Board of Trustees determines that the consummation of the Reorganization is not in the best interests of shareholders.

      11.   Governing Law.  This Plan and the transactions contemplated hereby
            ---------------
            shall be governed, construed and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, without regard to conflicts of law principles.

      12.   Brokerage Fees. Each party represents and warrants that there are
            ---------------
            no brokers or finders entitled to receive any payments from the Trust, Integrity, a Target Fund or an Acquiring Fund in connection with the transactions provided for in this Plan.

      13.   Amendments.  The parties may, by agreement in writing authorized
            -----------
            by their respective Boards of Trustees, amend this Plan at any time before or after the Target Fund's shareholders approve this Plan. However, after the Target Fund shareholders approve this Plan, the parties may not amend this Plan in a manner that materially alters the obligations of either party with respect to the Reorganization. The parties shall not deem this Section to preclude them from changing the Closing Date or the Effective Time by mutual agreement.

      14.   Waivers.  At any time prior to the Closing Date, either party may
            --------
            by written instrument signed by it (i) waive the effect of any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the agreements, covenants or conditions made for its benefit contained herein. The parties agree that any waiver shall apply only to the particular inaccuracy or requirement for compliance waived, and not any other or future inaccuracy or lack of compliance.

      15.   Cooperation and Further Assurances.  Each party will cooperate with
            -----------------------------------
            the other in fulfilling its obligations under this Plan and will provide such information and documentation as is reasonably requested by the other in carrying out this Plan's terms. Each party will provide such further assurances concerning the performance of obligations under this Plan and the consummation of the Reorganization as the other shall deem necessary, advisable or appropriate.

      16.   Updating of N-14 Registration Statement.  If at any time prior to
            ----------------------------------------
            the Effective Date, a party becomes aware of any material information that is not reflected in the N-14 Registration Statement, the party discovering the information shall promptly notify the other party and the parties shall cooperate in promptly preparing, filing and clearing with the SEC, and, if appropriate, distributing to shareholders appropriate disclosure with respect to the information.

      17.   Limitation on Liabilities.  The obligations of the Trust, the
            --------------------------
            Target Fund, Integrity, and the Acquiring Fund shall not bind any of the Trustees, shareholders, nominees, officers, agents, or employees of the Trust or Integrity personally, but shall bind only the assets and property of the Target Fund and the Acquiring Fund, respectively. The execution and delivery of this Plan by the parties' officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Assets and the property of the Target Fund or Acquiring Fund, as appropriate.

      18.   Notices.  Any notice, report, statement, certificate or demand
            --------
            required or permitted by any provision of this Plan shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier to:

   For the Trust:

                 Leslie K. Klenk
                 Forum Administrative Services, LLC
                 Two Portland Square
                 Portland, ME 04101

   With copies to:

                 Anthony C.J. Nuland, Esq.
                 Seward & Kissel LLP
                 1200 G Street, N.W., Suite 350
                 Washington, DC 20005

   For Integrity:

                 Robert E. Walstad
                 Integrity Mutual Funds, Inc.
                 One Main Street North
                 Minot, ND 58703

   With copies to:

                 Mark J. Kneedy
                 Chapman and Cutler LLP
                 111 West Monore Street
                 Chicago, IL  60603


      19.   General.  This Plan supersedes all prior agreements between the
            --------
            parties (written or oral), is intended as a complete and exclusive statement of the terms of the agreement between the parties and may not be changed or terminated orally. The parties may execute this Plan in counterparts, which shall be considered one and the same agreement, and shall become effective when the counterparts have been executed by and delivered to both parties. The headings contained in this Plan are for reference only and shall not affect in any way the meaning or interpretation of this Plan. Nothing in this Plan, expressed or implied, confers upon any other person any rights or remedies under or by reason of this Plan. Neither party may assign or transfer any right or obligation under this Plan without the written consent of the other party.

   IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers designated below to execute this Plan as of the date first written above.


                       FORUM FUNDS, for itself and on behalf of MAINE TAXSAVER BOND FUND and
                       NEW HAMPSHIRE TAXSAVER BOND FUND
                       (EACH A TARGET FUND)


ATTEST:


-----------------------           By:-------------------------
Name:                                Name:  David I. Goldstein
Title:                               Title:    President


                       INTEGRITY MANAGED PORTFOLIOS for itself and on behalf of MAINE MUNICIPAL FUND and
                       NEW HAMPSHIRE MUNICIPAL FUND
                       (EACH AN ACQUIRING FUND)

ATTEST:

-----------------------           By:-------------------------
Name:                                Name:
Title:                               Title:

                                SCHEDULE A

                           MATERIAL AGREEMENTS



(1) The following agreements are the Material Agreements of the Trust related to the Reorganization:

   (a) Investment Advisory Agreement between Forum and Forum Investment Advisors, LLC dated January 2, 1998.
   (b) Distribution Agreement between Forum and Forum Fund Services, LLC dated February 28, 1999.
   (c)   Custodian Agreement between Forum and Forum Trust, LLC dated May 12,
         1999.
   (d) Administration Agreement between Forum and Forum Administrative Services, LLC dated June 19, 1997 as amended and restated May 13, 2002.
   (e) Transfer Agency and Services Agreement between Forum and Forum Shareholder Services, LLC dated May 19, 1998 as amended and restated May 13, 2002.
   (f) Fund Accounting Agreement between Forum and Forum Accounting Services, LLC dated June 19, 1997 as amended and restated May 13, 2002.

(2) The following agreements are the Material Agreements of Integrity related to the Reorganization:

   (a) Management and Investment Advisory Agreement between Integrity and Integrity Money Management, Inc. on behalf of the Maine Municipal
         Fund dated September 24, 2003.
   (b) Management and Investment Advisory Agreement between Integrity and Integrity Money Management, Inc. on behalf of the New Hampshire Municipal Fund dated September 24, 2003.
   (c) Distribution and Services Agreement on behalf of the Maine Municipal Fund dated September 24, 2003.
   (d) Distribution and Services Agreement behalf of the New Hampshire Municipal Fund dated September 24, 2003.
   (e) Custodian Agreement between Integrity Mutual funds, Inc. and Wells Fargo Bank Minnesota, NA, dated September 18, 2001.
   (f) Shareholder Services Plan for the Maine Municipal Fund dated September 24, 2003.
   (g) Shareholder Services Plan for the New Hampshire Municipal Fund dated September 24, 2003.
   (h) Transfer Agency Agreement between Integrity and Integrity Fund Services, Inc. dated September 24, 2003.
   (i) Accounting Services Agreement between Integrity and Integrity Fund Services, Inc. dated September 24, 2003.
   (j) Administration Services Agreement between Integrity and Integrity Fund Services, Inc. dated September 24, 2003.

                                SCHEDULE B


Claims, actions, suits, investigations or proceedings pending or threatened against the Trust, on behalf of the Target Fund, Target Fund, or the Assets or its businesses:

             None

Orders, decrees or judgments to which the Trust on behalf of the Target Fund or the Target Fund is a party that adversely affect, or are reasonably likely to adversely affect, the Target Fund's financial condition, results of operations, business, properties or the Assets or ability to consummate the transactions contemplated by the Plan.

             None

                                 EXHIBIT B

                    MANAGEMENT'S DISCUSSION OF PERFORMANCE

                           MAINE TAXSAVER BOND FUND
                        NEW HAMPSHIRE TAXSAVER BOND FUND

A MESSAGE TO OUR SHAREHOLDERS
FORUM INVESTMENT ADVISORS, LLC

                                                                 March 31, 2003

Dear Shareholder:

We are pleased to present our annual report for Maine TaxSaver Bond Fund and New Hampshire TaxSaver Bond Fund for the year ended March 31, 2003. The report includes a review of financial highlights and our perspective on the financial markets. As of the end of the period, net assets in the Funds total just over $48 million.

At the risk of triggering deja-vu, we might begin this letter with the introduction we used at the end of March 2002 - "The last 12 months have been witness to both instability and weakness in the financial markets." What was true then has also held true for the 12 months ended March 31, 2003. Volatile equity markets and geopolitical uncertainties during the past year helped to spur on the flight to quality that has benefited funds that invest in municipal bonds and other fixed income securities.

Maine TaxSaver Bond Fund ended the year with a total return of 7.16% and New Hampshire TaxSaver Bond Fund with 6.65%, both lagging the Morningstar Municipal National Bond Funds Average of 7.64% and the Morningstar Municipal Single-State Funds Average of 8.33%. On the brighter side, returns for both Funds exhibited much stronger performance relative to their last fiscal year. And, continued record low interest rates have provided a boost to the principal value of municipal bonds and fixed income security returns in general.

We continue to monitor economic indicators and the fundamental data that influence the economy. A reduction in short-term interest rates last November represented the Federal Reserve's only interest rate change in 2002. After deciding in mid-March to keep the Federal Funds rate target at 1.25%, the Fed was reluctant to express publicly its opinion on the likelihood of sustainable economic growth until critical uncertainties in world politics are resolved.

Our portfolio management team has maintained its investment discipline and has kept focused on long-term investing. This long-term approach to portfolio management is, we believe, the best approach to helping you meet your financial goals. We appreciate your continued trust and confidence in us, and thank you for investing in our Funds. Feel free to call us at 800-943-6786
(or 207-879-0001) or contact your local investment professional with any questions.


Forum Investment Advisors, LLC
Investment Advisors



PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. FOR ADDITIONAL FUND PERFORMANCE INFORMATION AND IMPORTANT DISCLOSURE, PLEASE REFER TO PAGES 3 AND
4. FOR UP-TO-DATE FUND PERFORMANCE, PLEASE CALL 800-943-6786. THE VIEWS IN THIS REPORT ARE THOSE OF FORUM INVESTMENT ADVISORS, LLC AS OF MARCH 31, 2003 AND MAY NOT REFLECT THEIR VIEWS ON THE DATE THIS REPORT IS FIRST PUBLISHED OR ANY TIME THEREAFTER. THESE VIEWS ARE INTENDED TO ASSIST SHAREHOLDERS OF THE FUNDS IN UNDERSTANDING THEIR INVESTMENTS AND DO NOT CONSTITUTE INVESTMENT ADVICE. (05/03)

FORUM FUNDS PERFORMANCE
                       SUMMARY PERFORMANCE INDICATORS
             AVERAGE ANNUAL TOTAL RETURN WITHOUT SALES CHARGE
                         YEAR ENDED MARCH 31, 2003

                                                                  Forum vs.
                                                 Morningstar     Morningstar
                                        Forum      Average        Average
                                        -------------------------------------
Maine TaxSaver Bond Fund                7.16%       8.33%1         (1.17)%
New Hampshire TaxSaver Bond Fund        6.65%       8.33%1         (1.68)%

1 MORNINGSTAR Municipal Single-State Bond Funds Average:
  910 Funds in Category


PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. THE FUNDS AND MORNINGSTAR figures do not include the effect of maximum sales charges, see table below. During the period reported, the Funds waived fees or reimbursed expenses. If the maximum sales charge was reflected and if there had been no fee waivers or expense reimbursements, EACH FUND'S QUOTED PERFORMANCE WOULD BE LOWER.


                           MAXIMUM SALES CHARGES
             Maine TaxSaver Bond Fund                   3.00%
             New Hampshire TaxSaver Bond Fund           3.00%

FORUM FUNDS PERFORMANCE

The following charts reflect the change in value of a hypothetical $10,000 investment, including applicable sales charges, and reinvestment of dividends and distributions to each Fund's related securities index, over the past 10 fiscal years. The Lehman Brothers 10-year Municipal Bond Index is a market index of investment grade municipal fixed-rate debt securities with an average maturity of 10 years. Each Fund is professionally managed while each Index is unmanaged and is not available for investment. Returns include each Fund's maximum sales charge which is 3.00%. During the period, certain fees were waived or expenses reimbursed; otherwise, total return would have been lower. PAST PERFORMANCE IS NOT PREDICTIVE NOR A GUARANTEE OF FUTURE RESULTS. INVESTMENT RETURN AND PRINCIPAL VALUE OF AN INVESTMENT IN THE FUNDS WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. THE PERFORMANCE TABLE AND GRAPH DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR THE REDEMPTION OF FUND SHARES. For more up to date performance please call
(800) 943-6786.

Comparison of Change in Value of a $10,000 Investment Including Sales Charge

MAINE TAXSAVER BOND FUND VS. LEHMAN BROTHERS
10-YEAR MUNICIPAL BOND INDEX
Average Annual Total Return on 3/31/03
--------------------------------------
One Year:  3.94%
Five Year: 4.23%
Ten Year:  5.13%

Investment Value on 3/31/03
---------------------------
[bar chart]
Maine TaxSaver Bond Fund: $16,485
Lehman Index: $18,850

3/31/1993         9,700   10,000
4/30/1993         9,798   10,095
5/31/1993         9,837   10,130
6/30/1993         9,980   10,330
7/31/1993        10,012   10,356
8/31/1993        10,220   10,571
9/30/1993        10,345   10,701
10/31/1993       10,377   10,719
11/30/1993       10,284   10,631
12/31/1993       10,490   10,858
1/31/1994        10,596   10,991
2/28/1994        10,355   10,690
3/31/1994        10,055   10,281
4/30/1994        10,073   10,394
5/31/1994        10,172   10,478
6/30/1994        10,125   10,432
7/31/1994        10,286   10,608
8/31/1994        10,319   10,649
9/30/1994        10,176   10,505
10/31/1994        9,989   10,352
11/30/1994        9,813   10,156
12/31/1994       10,050   10,339
1/31/1995        10,304   10,607
2/28/1995        10,579   10,907
3/31/1995        10,689   11,055
4/30/1995        10,719   11,068
5/31/1995        11,039   11,419
6/30/1995        10,982   11,348
7/31/1995        11,075   11,515
8/31/1995        11,183   11,671
9/30/1995        11,228   11,746
10/31/1995       11,324   11,881
11/30/1995       11,473   12,041
12/31/1995       11,584   12,114
1/31/1996        11,671   12,237
2/29/1996        11,640   12,187
3/31/1996        11,473   12,035
4/30/1996        11,465   11,993
5/31/1996        11,481   11,959
6/30/1996        11,546   12,073
7/31/1996        11,658   12,188
8/31/1996        11,665   12,189
9/30/1996        11,763   12,314
10/31/1996       11,865   12,470
11/30/1996       12,035   12,722
12/31/1996       12,006   12,665
1/31/1997        12,056   12,715
2/28/1997        12,144   12,834
3/31/1997        12,044   12,662
4/30/1997        12,091   12,756
5/31/1997        12,219   12,936
6/30/1997        12,335   13,079
7/31/1997        12,589   13,447
8/31/1997        12,490   13,316
9/30/1997        12,607   13,485
10/31/1997       12,668   13,557
11/30/1997       12,716   13,619
12/31/1997       12,877   13,834
1/31/1998        12,986   13,987
2/28/1998        12,984   13,986
3/31/1998        13,000   13,977
4/30/1998        12,955   13,900
5/31/1998        13,123   14,136
6/30/1998        13,160   14,189
7/31/1998        13,198   14,211
8/31/1998        13,391   14,458
9/30/1998        13,535   14,673
10/31/1998       13,538   14,680
11/30/1998       13,562   14,724
12/31/1998       13,602   14,769
1/31/1999        13,750   14,996
2/28/1999        13,686   14,861
3/31/1999        13,675   14,853
4/30/1999        13,724   14,893
5/31/1999        13,663   14,789
6/30/1999        13,488   14,514
7/31/1999        13,551   14,611
8/31/1999        13,476   14,557
9/30/1999        13,488   14,606
10/31/1999       13,387   14,503
11/30/1999       13,488   14,662
12/31/1999       13,449   14,585
1/31/2000        13,400   14,526
2/29/2000        13,513   14,640
3/31/2000        13,734   14,925
4/30/2000        13,683   14,850
5/31/2000        13,620   14,762
6/30/2000        13,921   15,163
7/31/2000        14,067   15,373
8/31/2000        14,239   15,611
9/30/2000        14,185   15,539
10/31/2000       14,304   15,698
11/30/2000       14,395   15,784
12/31/2000       14,689   16,155
1/31/2001        14,791   16,363
2/28/2001        14,830   16,391
3/31/2001        14,928   16,530
4/30/2001        14,774   16,326
5/31/2001        14,906   16,503
6/30/2001        15,010   16,602
7/31/2001        15,183   16,830
8/31/2001        15,370   17,117
9/30/2001        15,351   17,093
10/31/2001       15,483   17,304
11/30/2001       15,365   17,081
12/31/2001       15,289   16,901
1/31/2002        15,434   17,220
2/28/2002        15,602   17,465
3/31/2002        15,384   17,106
4/30/2002        15,600   17,503
5/31/2002        15,690   17,586
6/30/2002        15,807   17,804
7/31/2002        15,968   18,041
8/31/2002        16,100   18,276
9/30/2002        16,387   18,712
10/31/2002       16,105   18,372
11/30/2002       16,065   18,221
12/31/2002       16,346   18,620
1/31/2003        16,307   18,520
2/28/2003        16,494   18,840
3/31/2003        16,485   18,850

NEW HAMPSHIRE TAXSAVER BOND FUND VS.
LEHMAN BROTHERS 10-YEAR MUNICIPAL BOND INDEX
Average Annual Total Return on 3/31/03
--------------------------------------
One Year:  3.45%
Five Year: 4.09%
Ten Year:  5.19%

Investment Value on 3/31/03
---------------------------
[bar chart]
New Hampshire TaxSaver Bond Fund: $16,590
Lehman Index: $18,850

3/31/1993        9,700   10,000
4/30/1993        9,825   10,095
5/31/1993        9,893   10,130
6/30/1993       10,090   10,330
7/31/1993       10,145   10,356
8/31/1993       10,413   10,571
9/30/1993       10,563   10,701
10/31/1993      10,557   10,719
11/30/1993      10,469   10,631
12/31/1993      10,684   10,858
1/31/1994       10,804   10,991
2/28/1994       10,508   10,690
3/31/1994       10,140   10,281
4/30/1994       10,168   10,394
5/31/1994       10,271   10,478
6/30/1994       10,220   10,432
7/31/1994       10,407   10,608
8/31/1994       10,438   10,649
9/30/1994       10,294   10,505
10/31/1994      10,136   10,352
11/30/1994       9,990   10,156
12/31/1994      10,194   10,339
1/31/1995       10,447   10,607
2/28/1995       10,712   10,907
3/31/1995       10,781   11,055
4/30/1995       10,801   11,068
5/31/1995       11,146   11,419
6/30/1995       11,085   11,348
7/31/1995       11,170   11,515
8/31/1995       11,291   11,671
9/30/1995       11,346   11,746
10/31/1995      11,455   11,881
11/30/1995      11,608   12,041
12/31/1995      11,699   12,114
1/31/1996       11,798   12,237
2/29/1996       11,740   12,187
3/31/1996       11,575   12,035
4/30/1996       11,552   11,993
5/31/1996       11,545   11,959
6/30/1996       11,633   12,073
7/31/1996       11,736   12,188
8/31/1996       11,741   12,189
9/30/1996       11,863   12,314
10/31/1996      11,979   12,470
11/30/1996      12,164   12,722
12/31/1996      12,119   12,665
1/31/1997       12,156   12,715
2/28/1997       12,245   12,834
3/31/1997       12,103   12,662
4/30/1997       12,161   12,756
5/31/1997       12,327   12,936
6/30/1997       12,445   13,079
7/31/1997       12,730   13,447
8/31/1997       12,623   13,316
9/30/1997       12,753   13,485
10/31/1997      12,814   13,557
11/30/1997      12,872   13,619
12/31/1997      13,044   13,834
1/31/1998       13,153   13,987
2/28/1998       13,185   13,986
3/31/1998       13,173   13,977
4/30/1998       13,147   13,900
5/31/1998       13,331   14,136
6/30/1998       13,367   14,189
7/31/1998       13,404   14,211
8/31/1998       13,603   14,458
9/30/1998       13,750   14,673
10/31/1998      13,774   14,680
11/30/1998      13,796   14,724
12/31/1998      13,843   14,769
1/31/1999       13,983   14,996
2/28/1999       13,926   14,861
3/31/1999       13,912   14,853
4/30/1999       13,948   14,893
5/31/1999       13,883   14,789
6/30/1999       13,698   14,514
7/31/1999       13,762   14,611
8/31/1999       13,696   14,557
9/30/1999       13,693   14,606
10/31/1999      13,613   14,503
11/30/1999      13,717   14,662
12/31/1999      13,665   14,585
1/31/2000       13,612   14,526
2/29/2000       13,729   14,640
3/31/2000       13,916   14,925
4/30/2000       13,873   14,850
5/31/2000       13,805   14,762
6/30/2000       14,101   15,163
7/31/2000       14,250   15,373
8/31/2000       14,413   15,611
9/30/2000       14,381   15,539
10/31/2000      14,490   15,698
11/30/2000      14,569   15,784
12/31/2000      14,831   16,155
1/31/2001       14,962   16,363
2/28/2001       15,001   16,391
3/31/2001       15,087   16,530
4/30/2001       14,981   16,326
5/31/2001       15,102   16,503
6/30/2001       15,178   16,602
7/31/2001       15,298   16,830
8/31/2001       15,461   17,117
9/30/2001       15,480   17,093
10/31/2001      15,580   17,304
11/30/2001      15,513   17,081
12/31/2001      15,452   16,901
1/31/2002       15,619   17,220
2/28/2002       15,766   17,465
3/31/2002       15,556   17,106
4/30/2002       15,766   17,503
5/31/2002       15,877   17,586
6/30/2002       15,986   17,804
7/31/2002       16,096   18,041
8/31/2002       16,206   18,276
9/30/2002       16,374   18,712
10/31/2002      16,276   18,372
11/30/2002      16,268   18,221
12/31/2002      16,478   18,620
1/31/2003       16,482   18,520
2/28/2003       16,602   18,840
3/31/2003       16,590   18,850

                                EXHIBIT C

                           FINANCIAL HIGHLIGHTS

                        MAINE TAXSAVER BOND FUND
                    NEW HAMPSHIRE TAXSAVER BOND FUND


The following table is intended to help you understand the Maine TaxSaver Bond Fund's financial performance. Total return in the table represents the rate an investor would have earned (or lost) on an investment in the Fund (assuming the reinvestment of all distributions). This information has been audited by Deloitte & Touche LLP. The Fund's financial statements and the auditor's report are included in the Annual Report dated March 31, 2003, which is available upon request, without charge.

                                                      YEARS ENDED MARCH 31,
                                            2003     2002     2001     2000     1999
SELECTED DATA FOR A SINGLE SHARE
Beginning Net Asset Value Per Share        $10.97   $11.06   $10.62   $11.07   $11.05
Investment Operations:
 Net investment income                       0.39     0.42     0.46     0.48     0.49
  Net realized and unrealized gain
  (loss) on investments                      0.38    (0.09)    0.44    (0.44)    0.07
Total from Investment Operations             0.77     0.33     0.90     0.04     0.56
Less Distributions:
 From net investment income                 (0.39)   (0.42)   (0.46)   (0.48)   (0.49)
 From net realized capital gain              -(c)     -        -       (0.01)   (0.05)
Total Distributions                         (0.39)   (0.42)   (0.46)   (0.49)   (0.54)
Ending Net Asset Value Per Share           $11.35   $10.97   $11.06   $10.62   $11.07
OTHER INFORMATION
Ratios to Average Net Assets:
 Net expenses                                0.95%    0.95%    0.84%    0.60%    0.60%
 Gross expenses(a)                           1.22%    1.32%    1.37%    1.31%    1.32%
 Net investment income                       3.49%    3.82%    4.28%    4.50%    4.42%
Total Return(b)                              7.16%    3.06%    8.69%    0.43%    5.19%
Portfolio Turnover Rate                        26%    13%      19%      23%      29%
Net Assets at End of Period (in thousands) $37,847  $38,033  $33,422  $31,938  $32,659

 (a) Reflects expense ratio in the absence of fee waivers and expense reimbursements.
 (b)  Does not include sales charges.
 (c)  Less than $0.01 per share.

The following table is intended to help you understand the New Hampshire TaxSaver Bond Fund's financial performance. Total return in the table represents the rate an investor would have earned (or lost) on an investment in the Fund (assuming the reinvestment of all distributions). This information has been audited by Deloitte & Touche LLP. The Fund's financial statements and the auditor's report are included in the Annual Report dated March 31, 2003, which is available upon request, without charge.

                                                      YEARS ENDED MARCH 31,
                                            2003     2002     2001     2000     1999
SELECTED DATA FOR A SINGLE SHARE
Beginning Net Asset Value Per Share        $10.65   $10.74   $10.33   $10.80   $10.73
Investment Operations:
Net investment income                        0.40     0.42     0.44     0.47     0.46
Net realized and unrealized gain
(loss) on investments                        0.30    (0.09)    0.41    (0.47)    0.13
Total from Investment Operations             0.70     0.33     0.85        -     0.59
Less Distributions:
From net investment income                  (0.40)   (0.42)   (0.44)   (0.47)   (0.46)
From net realized gain                      (0.07)    -(c)     -        -(c)    (0.06)
Total Distributions                         (0.47)   (0.42)   (0.44)   (0.47)   (0.52)
Ending Net Asset Value Per Share           $10.88   $10.65   $10.74   $10.33   $10.80
OTHER INFORMATION
Ratios to Average Net Assets:
Net expenses                                 0.95%    0.95%    0.84%    0.60%    0.60%
Gross expenses(a)                            2.03%    1.86%    1.82%    1.59%    1.53%
Net investment income                        3.71%    3.88%    4.18%    4.46%    4.28%
Total Return(b)                              6.65%    3.11%    8.41%    0.03%    5.61%
Portfolio Turnover Rate                      20%      21%      24%      19%      42%
Net Assets at End of Period (in thousands) $10,198  $11,843  $12,626  $11,644  $15,227

(a) The ratio of Gross Expenses to Average Net Assets reflects the expense ratio excluding any waivers and/or reimbursements.
(b)   Total return calculations do not include sales charge.
(c)   Less than $0.01 per share.

                 STATEMENT OF ADDITIONAL INFORMATION

                    INTEGRITY MANAGED PORTFOLIOS

                       MAINE MUNICIPAL FUND
                  NEW HAMPSHIRE MUNICIPAL FUND


                         NOVEMBER 6, 2003

   This Statement of Additional Information supplements the Proxy Statement/ Prospectus dated November 6, 2003 relating to:

       1. A proposal to approve an Agreement and Plan of Reorganization between Forum Funds, another registered investment company, on behalf of Maine TaxSaver Bond Fund ("Forum ME Fund") and New Hampshire TaxSaver Bond Fund ("Forum NH Fund") (each a "Forum Series"), and Integrity Managed Portfolios ("Integrity"), on behalf of its series, Maine Municipal Fund ("Integrity ME Fund") and New Hampshire Municipal Fund ("Integrity Municipal Fund") (the "Plan"). Under the Plan, each of Forum ME Fund and Forum NH Fund will (a) transfer its assets to Integrity ME Fund and Integrity NH Fund, respectively (each an "Integrity Series"), in exchange for shares of that corresponding Integrity Series and the corresponding Integrity Series' assumption of the applicable Forum Series' liabilities and (b) then distribute the shares received from the Integrity Series proportionately to its shareholders and terminate (each a "Reorganization," collectively, the "Reorganizations").

   This Statement of Additional Information is not a Prospectus; a Proxy Statement/Prospectus dated November 6, 2003, relating to the Reorganizations may be obtained without charge by writing Integrity at 1 North Main, Minot, North Dakota 58703 or calling (800) 276-1262. This Statement of Additional Information relates to, and should be read in conjunction with, such \Prospectus/Proxy Statement.

                             TABLE OF CONTENTS
ADDITIONAL INFORMATION ABOUT THE FORUM SERIES AND THE INTEGRITY SERIES......2
FINANCIAL STATEMENTS........................................................2

                        ADDITIONAL INFORMATION ABOUT
                 THE FORUM SERIES AND THE INTEGRITY SERIES

   The following documents, each of which has been filed with the Securities and Exchange Commission, are incorporated herein by reference and are legally part of this Statement of Additional Information:

      1. Statement of Additional Information dated August 1, 2003 for the Forum Funds on behalf of each Forum Series.

      2. Financial Statements included in the annual report dated March 31, 2003 for each Forum Series.

      3. Statement of Additional Information dated October 31, 2003 for Integrity on behalf of each Integrity Series.

                           FINANCIAL STATEMENTS

   Audited financial statements for the Forum NH Fund and the Forum ME Fund for its most recent fiscal year and the report thereon by Deloitte & Touche LLP, independent auditors, are included in the Forum Annual Report, the financial statements of which have been incorporated by reference. Financial information is not presented for either Integrity Series as each Integrity Series has no material assets and will not commence a public offering of its shares until the Reorganization to which it is a party.

Pro forma financial statements are not presented as each Forum Series is being combined with a corresponding newly created Integrity Series, which does not have material assets or liabilities.